       AS FILED WITH SECURITIES AND EXCHANGE COMMISSION OF MARCH 18, 1999

                                                  REGISTRATION NO. 333-71571
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                             AMENDMENT NO. 1

                                    TO

                               FORM SB-2/A

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                           CHEROKEE BANKING COMPANY
                           ------------------------
                (Name of Small Business Issuer in its Charter)


         GEORGIA                                           6021                                 58-2432974
------------------------------                 ----------------------------        -------------------------------------
  (State or jurisdiction of                    (Primary Standard Industrial        (I.R.S.  Employer Identification No.)
incorporation or organization)                 Classification Code Number)


                                P. O. BOX 1314
                             CANTON, GEORGIA 30114
                                (770) 479-3400
                          ---------------------------
        (Address, and telephone number of principal executive offices)


                            1275 RIVERSTONE PARKWAY
                             CANTON, GEORGIA 30114
                                (770) 479-3400
                             ---------------------
(Address of principal place of business or intended principal place of business)

        DENNIS W. BURNETTE                                       COPIES TO:
    205 WALESKA ROAD, SUITE 2A                            KATHRYN L. KNUDSON, ESQ.
       CANTON, GEORGIA 30114                        POWELL GOLDSTEIN FRAZER & MURPHY LLP
          (770) 479-3400                          191 PEACHTREE STREET, N.E., 16/TH/ FLOOR
       _____________________                               ATLANTA, GEORGIA 30303
                                                               (404) 572-6600
        (Name, address, and
        telephone number, of
        agent for service)

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]







THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                           CHEROKEE BANKING COMPANY


                      A Proposed Bank Holding Company for


                              [LOGO APPEARS HERE]


                                  (Proposed)

                       1,000,000 SHARES OF COMMON STOCK

                        (Minimum Purchase: 100 Shares)

     Cherokee Banking Company is offering a minimum of 650,000 shares and a maximum of 1,000,000 shares of its common stock to organize Cherokee Bank, N.A., a proposed national bank. Cherokee Banking Company's organizers will offer and sell the common stock to potential investors without compensation. Prior to this offering, Cherokee Banking Company has not conducted active business operations, and there has not been a public market for the shares of common stock. After this offering, we do not expect the common stock to be actively traded, and we do not have any plans to list the stock on any exchange or Nasdaq.

     INVESTING IN THE COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     The shares of common stock offered are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


                                                                                    Total
                                                                Per Share          Minimum         Total Maximum
                                                              --------------  ------------------  ----------------
     Price to public............................                $  10.00         $ 6,500,000      $  10,000,000
     Fees and commissions.......................                      --                  --                 --
     Net proceeds, before expenses, to                          $  10.00         $ 6,500,000       $ 10,000,000
     Cherokee Banking Company



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We will promptly deposit subscription proceeds in an escrow account with our escrow agent, The Bankers Bank, Atlanta, Georgia. The escrow agent will hold the subscription proceeds until we receive the following:

     .    Subscriptions for at least 650,000 shares
     .    Preliminary approval from Cherokee Bank's regulator, and
     .    Final approval from Cherokee Banking Company regulators.

We plan to end the offering on [JUNE 1], 1999, unless we decide to end it sooner or extend it. If we are unable to sell 650,000 shares of common stock, the escrow agent will promptly return all subscription proceeds to investors, without interest, and we will pay all of Cherokee Banking Company's expenses.

                THE DATE OF THIS PROSPECTUS IS _________, 1999

                              [MAP APPEARS HERE]

     THE MARKET AREA OF CHEROKEE BANK, N.A. (PROPOSED) IS CHEROKEE COUNTY.

                                    SUMMARY

     This summary does not contain all the information you should consider before investing in the common stock. You should read carefully the entire prospectus.

IN GENERAL

     Cherokee Banking Company is a Georgia corporation that was incorporated to serve as the holding company for Cherokee Bank, a proposed national bank.

     Cherokee Bank will operate as a full service commercial bank emphasizing prompt, personalized customer service to the individuals and businesses located in Cherokee County, Georgia. Cherokee Bank expects to operate out of a temporary office located at 1275 Riverstone Parkway, Canton, Georgia, until a permanent facility at that location is constructed. We expect to begin construction of the permanent facility by July 1, 1999, and we plan to open that facility in December of 1999.

     Cherokee Banking Company and Cherokee Bank must receive all necessary regulatory approvals before Cherokee Banking Company may purchase Cherokee Bank's common stock and before Cherokee Bank may begin business. We are in the process of filing all of the necessary applications with the banking regulators. We anticipate that we will receive the necessary approvals and begin business in the third quarter of 1999.

THE CHEROKEE MARKET

     Cherokee Bank will be located in Canton, Georgia. Our primary market will consist of the geographic area of Cherokee County, which includes the cities of Ball Ground, Canton, Holly Springs, Waleska, and Woodstock. The city of Canton is the commercial and retail center of Cherokee Bank's market area.

     We believe that successful community banks offer excellent customer service, convenience, and competitively priced products. We plan to do these things. We also believe that the degree of success of a community bank is largely influenced by the growth rate of its market and the level of local competition. Over the last five years, Cherokee County has had an average deposit growth rate of almost 14% per year. This is one of the top growth rates not only in Georgia, but also in the entire United States. In addition, two banks that had many Cherokee County residents as shareholders have recently sold to large bank holding companies -- Regions Financial Corporation and Synovus Financial Corp. Throughout the Southeast, new locally-owned and managed banks are doing well under these circumstances.

     We also believe that the proper strategy for Cherokee Bank is to emphasize customer relationships more than products. The large banks tend to emphasize products. By contrast, if we emphasize customer relationships, we think our customers will be more likely to bank with us for a long time and will not be as sensitive to the price of our services. We also think a bank can differentiate itself from other banks by identifying underserved but profitable groups, developing customer relationships within those groups, and then developing products to satisfy the financial needs of those customers. In Cherokee County, we believe that small businesses are underserved by other banks, and we plan to focus on them as customers.

PRODUCTS AND SERVICES

     We plan to offer Cherokee Bank's products and services with a focus on community involvement while providing our customers with the financial sophistication and array of products typically offered by a larger bank. Cherokee Bank's lending services will include commercial loans to small- and medium-sized businesses and professional concerns, consumer loans to individuals, and real estate-related loans. We plan to offer our products and services through our main office, automated teller machines, telephone banking and internet banking.

     Cherokee Bank will offer a broad array of competitively priced deposit services, including interest-bearing and non-interest bearing checking accounts, statement savings accounts, money market deposits, certificates of deposit and individual retirement accounts. To complement our lending and deposit services, we will also provide ATM and debit cards, travelers checks, official checks, MasterCard(R) and VISA(R) credit cards, direct deposit, automatic transfer, savings bonds, night depository, stop payments, collections, wire transfer, overdraft protection, and courier services.

DIRECTORS AND OFFICERS

     Our management team includes individuals who have significant experience in the banking industry in Georgia. Dennis W. Burnette is the President and Chief Executive Officer of Cherokee Banking Company and will serve as the President and Chief Executive Officer of Cherokee Bank. Mr. Burnette has over 30 years of banking experience, including 20 years as President and Chief Executive Officer
of a bank in neighboring Pickens County.   While working in Pickens County, Mr.
Burnette also established many banking relationships in Cherokee County.

     A. Rick Roberts, III will be the Chief Financial Officer and Chief Operations Officer of Cherokee Bank. Mr. Roberts served in various positions at Citizens Bank, Ball Ground, Georgia, for 19 years, including as Executive Vice President and Chief Financial Officer. Mr. Roberts also serves as Mayor of Ball Ground, Georgia.

     The directors of Cherokee Banking Company and Cherokee Bank consist of the 10 organizers. Except for Mr. Burnette, all of the organizers live, work, and/or own businesses in Cherokee County. Mr. Burnette lives in the adjoining county of Pickens and will be relocating to Cherokee County. The directors expect to utilize their diverse backgrounds and their extensive local business relationships to attract customers from all segments of the community. The directors and executive officers also intend to purchase approximately 152,000 shares of the common stock offered by this prospectus, which represents 23% of the minimum and 15% of the maximum number of shares to be sold. The directors' financial interest in Cherokee Banking Company and Cherokee Bank should encourage their active participation in growing our franchise.

BUSINESS STRATEGY

     Our strategy as an independent bank holding company will be carried out through the operations and growth of Cherokee Bank. In an effort to emphasize prompt, responsive service to our target customers and to expand our presence in the Cherokee market, our strategies are to:

     OPERATING STRATEGY:

     .    Hire and retain highly experienced and qualified banking personnel;

     . Capitalize on the directors' and officers' diverse community involvement and business experience;

     .    Provide individual service and attention with local decision-making;

     .    Implement a targeted marketing program;

     GROWTH STRATEGY:

     .    Seek to hire employees with established customer relationships;

     . Construct a building that will support the hiring of additional lending officers;

     . Utilize technology and strategic outsourcing to provide a broad array of banking products and services;

     . Expand our presence in the Cherokee County market by opening branch offices in strategic locations as appropriate; and

     .    Evaluate strategic acquisition opportunities on an ongoing basis.

EXECUTIVE OFFICES

     Our offices will be located at 1275 Riverstone Parkway, Canton, Georgia 30114. Our telephone number is (770) 479-3400. Until we begin operations, our offices will be located at 205 Waleska Road, Suite 2A, Canton, Georgia 30114.

THE OFFERING


Securities offered.......................... Common stock, no par value, of Cherokee
                                             Banking Company

Common stock to be outstanding after the
 offering................................... Minimum 650,000 shares;
                                             Maximum 1,000,000 shares

Offering price.............................. $  10.00 per share

Use of proceeds............................. To capitalize Cherokee Bank, to pay organizational, offering and pre-opening
                                             expenses, to construct Cherokee Bank's main
                                             office and to provide working capital for
                                             Cherokee Bank to be used for business
                                             purposes, including making loans and other
                                             investments.  See "Use of Proceeds"
                                             (page 18).

     The number of shares to be outstanding after the offering does not include the shares of common stock that Cherokee Banking Company will issue:

     (1)  To the organizers if they exercise their warrants;

     (2)  To its President if he exercises his option; and

     (3) To other employees who may be granted options in the future, if they exercise the options granted to them.

See "Executive Compensation" (page 45).

     The organizers will offer and sell the common stock to potential investors without compensation.

NO DIVIDENDS

     We do not plan to pay dividends until we recover any losses that we have incurred and until we become profitable. See "Risk Factors" (page 7).

                                 RISK FACTORS

     An investment in the common stock involves a significant degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in the common stock.

     The following paragraphs describe all of the material risks of an investment in the common stock presently known to us. You should also carefully read the cautionary statement following the Risk Factors regarding the use of forward-looking statements.

We have no operating history upon which to base our future Earnings prospects



     Neither Cherokee Banking Company nor Cherokee Bank has any operating history on which to base any estimate of their future earnings prospects. Cherokee Banking Company was only recently formed, and Cherokee Bank will not receive regulatory approval to begin operations until after this offering is completed. Consequently, you will not have access to historical information that would be helpful in deciding whether to invest in Cherokee Banking Company.

You may not recover all or any part of your investment if we do not become profitable

     Typically, most new banks incur substantial start-up expenses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. If we are ultimately unsuccessful, you may not recover all or any part of your investment in the common stock. Additionally, many of Cherokee Bank's loans initially will be unseasoned -- new loans to new borrowers. Accordingly, it will take several years to determine the borrowers' payment histories, and, accordingly, management will not be able to evaluate reliably the quality of the loan portfolio until that time. Our profitability will depend on Cherokee Bank's profitability, and we can give no assurance that Cherokee Bank will ever operate profitably. Additionally, if we are ultimately unsuccessful, you may not recover all or any part of your investment in the common stock. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations" (page 22).

Failure to implement our business strategies may adversely affect our financial performance

     We have developed a business plan that describes the strategy we intend to implement to achieve profitable operations. The strategy includes hiring and retaining experienced and qualified employees. If we cannot hire or retain qualified employees, or otherwise cannot implement our business strategy, we will be hampered in our ability to develop business and serve our customers, which could have an adverse effect on our financial performance. Even if we successfully implement this strategy, it may not have the favorable impact on operations that we expect. See "Proposed Business of Cherokee Banking Company and Cherokee Bank--Business Strategy" (page 29).

A delay in beginning Cherokee Bank's operations will result in additional losses


     Our target date to open Cherokee Bank is July 1, 1999. Any delay in the date that Cherokee Bank's opening for business will increase its pre-opening expenses and postpone its ability to generate income. Such a delay will cause our accumulated deficit to continue to increase as a result of continuing operating expenses such as salaries and other administrative expenses. Although we expect to receive all regulatory approvals and to open for business in the third quarter of 1999, we can give no assurance as to when, if at all, these events will occur.

If regulatory conditions are not satisfied, we may terminate business operations and you may only receive a portion, if any, of your investment

     If we do not receive final approval for Cherokee Bank to start its banking operations or other regulatory requirements are not satisfied, then we will solicit shareholder approval to terminate Cherokee Banking Company's business operations. If we terminate business operations after funds are released from escrow, you would receive only a portion, if any, of your original investment because we would have used the proceeds of the offering to pay all expenses and capital costs incurred by Cherokee Banking Company. These expenses would include the expenses of the offering, the organizational and pre-opening expenses of Cherokee Banking Company and Cherokee Bank, and the claims of creditors. We would then distribute to you any funds remaining after we pay or provide for the payment of all claims against Cherokee Banking Company. Although Cherokee Banking Company and Cherokee Bank are in the process of filing the necessary applications required to begin business, we may not receive final approvals in a timely manner, or at all. The closing of this offering and the release of funds from escrow are not conditioned upon receipt of the final approval to begin business.

Departures of our key personnel or directors may impair our operations

     Dennis W. Burnette and A. Rick Roberts are important to our success and if either leaves his position with Cherokee Banking Company or Cherokee Bank, our financial condition and results of operations may be adversely affected. Mr. Burnette has been instrumental in our organization and will be the key management official in charge of daily business operations. Mr. Roberts has also been instrumental in our organization and will be the Chief Financial Officer and Chief Operations Officer of Cherokee Bank. We have entered into an employment agreement with Mr. Burnette, but cannot be assured of the continued service of either Mr. Burnette or Mr. Roberts. Additionally, our directors' community involvement, diverse backgrounds and extensive local business relationships are important to our success. If the composition of our Board of Directors changes materially, our growth could be adversely affected. See "Management" (page 39).

Because we face strong competition from other banks in Cherokee County, we may have to pay higher interest rates to attract depositors

     The banking business is highly competitive. Our profitability will depend on our ability to compete successfully. Cherokee Bank will compete with numerous other lenders and deposit-takers that are not subject to the same degree of regulation and have greater resources than we will have. These competitors include other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. We will compete primarily with other financial institutions in the Cherokee County market, but may also compete with internet banks and financial institutions located throughout the United States for products such as large certificates of deposit. All of our competitors actively solicit business from residents of Cherokee County. See "Proposed Business of Cherokee Banking Company and Cherokee Bank--Market Opportunities--Competition" (page 28).

Changes in interest rates may decrease our net interest income

     An increase or decrease in interest rates could have a material adverse effect on Cherokee Bank's net income, capital and liquidity. Cherokee Bank's operations will depend substantially on its net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans, and the interest expense paid on its interest-bearing liabilities, such as deposits and borrowings. Cherokee Bank's earnings and net interest income will be affected by changes in market interest rates and other economic factors beyond its control. While we intend to take measures to guard against interest rate risk, these measures may not be effective in minimizing the exposure to interest rate risk. Cherokee Bank's results of operations will also be affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Liquidity and Interest Rate Sensitivity" (page 23).

Unpredictable economic conditions may have an adverse effect on our financial performance

     The majority of Cherokee Bank's borrowers and depositors will be individuals and businesses located and doing business in the Cherokee County area. Cherokee Bank's success will therefore depend on the general economic conditions in Cherokee County, which management cannot predict with certainty. Factors that adversely affect the Cherokee County economy could adversely affect Cherokee Bank's performance. For example, an adverse change in the local economy would make it more difficult for borrowers to repay their loans, which could lead to loan losses for Cherokee Bank. See "Proposed Business of Cherokee Banking Company and Cherokee Bank" (page 25).

Lower lending limits than many of our competitors may limit our ability to attract borrowers

     At least during its first years of operations, Cherokee Bank's legally mandated lending limits will be lower than those of many of its competitors because initially it will have less capital than many of its competitors. Our lower lending limits may discourage potential borrowers who have lending needs that exceed our limits, which may restrict our ability to grow. We may try to serve the needs of these borrowers by selling loan participations to other institutions, but this strategy may not succeed. See "Proposed Business of Cherokee Banking Company and Cherokee Bank--Lending Services-Lending Limits" (page 31).



We do not plan to pay dividends, and our ability to pay dividends depends on Cherokee Bank's ability to pay dividends

     We do not plan to pay dividends until we recover any losses that we have incurred and we have become profitable. Initially, Cherokee Banking Company will have no source of income other than dividends that it receives from Cherokee Bank. Our ability to pay dividends to you will therefore depend on Cherokee Bank's ability to pay dividends to Cherokee Banking Company.

     Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and the need for Cherokee Banking Company and Cherokee Bank to retain and build capital, it will be the policy of each of their Boards of Directors to reinvest earnings for the period of time necessary to help support the success of their operations. In the future, Cherokee Banking Company may begin income-producing operations independent from those of Cherokee Bank, which may provide another source of income from which Cherokee Banking Company could pay dividends to you. We can give no assurance, however, as to when, if at all, these operations may begin or whether they will be profitable. Additionally, our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that the Boards of Directors of Cherokee Banking Company and Cherokee Bank consider relevant. See "Dividends" (page
21).

Arbitrarily determined public offering price may be higher or lower than the market price of the common stock after the offering

     Because the organizers only recently formed Cherokee Banking Company and are in the process of organizing Cherokee Bank, the offering price of $10.00 per share could not be set with reference to historical measures of Cherokee Banking Company's financial performance. Therefore, the organizers arbitrarily determined the offering price. The organizers did not retain an independent investment banking firm to assist in determining the offering price. You may not be able to resell the common stock for the offering price or any other amount. See "The Offering" (page 15).

It is unlikely that an active trading market will develop

     Prior to the offering, there has been no public trading market for Cherokee Banking Company's common stock, and an active trading market is not likely to develop or continue to develop after the offering. If an active trading market does not develop or continue after the offering, you may not be able to sell your shares at or above the price at which these shares are being offered to the public. You should consider carefully the limited liquidity of your investment before purchasing any shares of common stock.

Government regulation may have adverse effect on our profitability and growth

     Bank holding companies and banks are subject to extensive state and federal government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by state and federal banking laws and regulations. These and other restrictions limit how we conduct our business, including Cherokee Bank's ability to attract deposits, make loans and achieve satisfactory interest spreads. Many of these laws and regulations are intended to protect depositors, the public, and the FDIC. They are not intended to protect shareholders. In addition, the burden imposed by federal and state laws and regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. Future legislation or government policy may adversely affect the banking industry or our operations. See "Supervision and Regulation" (page 56).

Exercise of stock options and warrants will cause dilution

     The organizers and officers may exercise their warrants or options to purchase common stock which would result in the dilution of your proportionate interest in Cherokee Banking Company. As part of his employment agreement with Cherokee Banking Company and Cherokee Bank, Dennis W. Burnette will be granted a stock option to purchase 30,000 shares of common stock at an exercise price of $10.00 per share. In addition, each organizer will be issued a warrant to purchase the same number of shares of common stock as he or she purchases in this offering. These warrants will also have an exercise price of $10.00 per share.

The organizers and officers will have the opportunity to profit from any rise in the market value of the common stock or any increase in our net worth.

     In addition, the exercise of the warrants or options could adversely affect the terms on which we are able to obtain additional capital. For instance, the holders of the option or warrants could exercise them when we could have obtained capital by offering additional securities on terms more favorable to Cherokee Banking Company than those provided for by the option or warrants. See "Executive Compensation" (page 45).


We may not be able to raise more capital

     In the future, should we need more capital, we may not be able to raise additional funds by selling more common stock or other securities. Even if we are able to obtain more capital by selling more shares of common stock or other securities, we may not be able to sell these securities at prices or on terms that are better than or equal to the public offering price. The sale of new securities could dilute your ownership interest in Cherokee Banking
Company.

If our Articles of Incorporation and Bylaws deter a change in control, you may be deprived of an opportunity to sell your shares at a premium over market prices

     Our Articles of Incorporation and Bylaws contain antitakeover provisions that may deter an attempt to change or gain control of Cherokee Banking Company. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over market prices. These antitakeover provisions include the existence of preferred stock, staggered terms for the directors, restrictions on the ability to change the number of directors or to remove a director, supermajority voting requirements, and flexibility in evaluating acquisition proposals. See "Important Provisions of the Articles of Incorporation and Bylaws" (page 49).

Directors and officers could have the ability to influence shareholder
Actions

     Our directors and executive officers, together, may be able to control the outcome of director elections or block a significant transaction that might otherwise be approved by the shareholders. After the offering, we anticipate that our directors and executive officers will directly or indirectly own at least 152,000 shares, representing 23% of the minimum and 15% of the maximum number of shares to be sold in this offering. These persons may acquire additional shares of common stock after the offering, which would increase this percentage. See "Important Provisions of the Articles of Incorporation and Bylaws" (page 49).

Our computer systems, or those of our service providers, suppliers, or customers, may not operate properly on year 2000-sensitive dates

     The year 2000 issue common to most corporations concerns the inability of certain software and databases to recognize the year 2000 and other year 2000-sensitive dates. If Cherokee Banking Company, Cherokee Bank or any of their service providers, correspondents, vendors or customers experiences a disruption of business resulting from a year 2000 problem, the financial condition, results of operations and liquidity of Cherokee Banking Company and Cherokee Bank could be materially adversely affected. Cherokee Bank, like most banks, will depend heavily on complex computer systems for most phases of its operations. If not corrected, a year 2000 problem could result in a disruption to the operations of Cherokee Bank as well as other financial institutions, which are particularly sensitive to these disruptions. These could include events ranging from electrical or water failure to computer systems failure, with any of these events potentially stopping Cherokee Bank's business activities until the problem is resolved.

     We will rely on software and hardware developed by independent third parties to provide the information systems used by us. As a result, we will depend on the efforts of those vendors to ensure that their data processing systems accommodate year 2000 information. Although we intend to require vendor certification regarding year 2000 readiness before we purchase any equipment, we cannot verify independently that the equipment will in fact be year 2000 compliant. Additionally, Cherokee Bank could be adversely affected by year 2000 problems experienced by others over which it has no control, including customers, service providers, vendors, customers' vendors, correspondent banks, government agencies, and the financial services industry in general. If, for example, one of Cherokee Bank's major borrowers were unable to conduct its operations as a result of a year 2000 problem, that borrower could be unable to maintain its cash flow and might default on its loan, which would lead to loan losses for Cherokee Bank. See "Proposed Business of Cherokee Banking Company and Cherokee Bank--Information Systems and the Year 2000" (page 35).

We may not allocate all of the net proceeds in the most profitable manner

     After providing $6.0 million in capital to Cherokee Bank, our Board of Directors and management will have broad discretion in allocating a total of up to $4.0 million, if we raise the maximum of $10.0 million in this offering. We cannot predict the extent to which we will allocate these funds to income-generating assets, capital assets or liquidity. The allocation will directly affect our earnings and, as a result, it will be difficult to predict our results of operations. Although we intend to utilize the funds to serve Cherokee Banking Company's best interests, we cannot assure you that our allocation will ultimately reflect the most profitable application of these proceeds.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS


     Some of the statements in this prospectus under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Proposed Business of Cherokee Banking Company and Cherokee Bank" and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the banking industry, possible regulatory obligations, Cherokee Banking Company's strategies, and other statements that are not historical facts. When used in this prospectus, the words "anticipate," "believe," "estimate" and similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things:


     .    Risks associated with starting a new business

     .    A delay in beginning operations

     . A risk that Cherokee Banking Company will terminate business operations if it does not satisfy regulatory conditions

     .    Our dependence on our directors and key personnel

     .    The possible adverse effect of competition

     .    Interest rate risk

     .    The possible adverse effect of unpredictable economic conditions

     . Possible limitations on our growth resulting from low lending limits

     .    Risks associated with the year 2000 and

     .    Other factors discussed under "Risk Factors."

                                 THE OFFERING

MINIMUM/MAXIMUM

     Cherokee Banking Company is offering a minimum of 650,000 shares and a maximum of 1,000,000 shares of its common stock for a price of $10.00 per share, for a total minimum price of $6,500,000 and a total maximum price of $10,000,000. The minimum purchase for any investor is 100 shares of common stock, unless Cherokee Banking Company, in its sole discretion, accepts a subscription for a lesser number of shares. The maximum purchase for any investor is 25,000 shares of common stock, unless Cherokee Banking Company, in its sole discretion, accepts a subscription for a greater number of shares.

ORGANIZER SUBSCRIPTIONS

     The organizers of Cherokee Banking Company intend to purchase a total of 152,000 shares of common stock in this offering. This represents 23% of the minimum and 15% of the maximum number of shares to be sold in this offering. The organizers may also acquire additional shares of the common stock, up to a maximum aggregate number for all organizers of 650,000 shares, in order to achieve the minimum subscription level necessary to release subscription proceeds from escrow.

OFFERING PERIOD

     The offering period for the shares will end when all of the shares of the common stock are sold or 5:00 p.m. Canton, Georgia time, on [JUNE 1], 1999, whichever occurs first. We may extend this date at our discretion for additional periods not exceeding a total of 210 days, which means that the offering period will end by December 31, 1999. We will promptly notify subscribers of any extensions. The date on which this offering ends plus any extension is referred to in this prospectus as the "expiration date."

     We also reserve the right to end the offering at any time after 650,000 shares have been subscribed if we determine that the total amount of subscriptions will provide adequate capitalization for Cherokee Banking Company after payment of expenses.

HOW TO SUBSCRIBE





     We will ask investors who have already submitted preliminary subscription agreements to send us a check in the amount of $10.00 multiplied by the number of shares subscribed. Our receipt of the check will convert the subscriber's preliminary nonbinding subscription agreement into a final binding subscription agreement. All other investors who wish to subscribe will need to send us a completed and signed final subscription agreement and a check in the amount of $10.00 multiplied by the number of shares subscribed. All checks should be payable to "The Bankers Bank - Escrow Account for Cherokee Banking Company." ALL FINAL BINDING SUBSCRIPTIONS WILL BE IRREVOCABLE UNTIL THE CLOSE OF THE OFFERING.

COMPANY DISCRETION

     We reserve the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the expiration date. If the offering is over subscribed, we plan to give preference to subscribers who are residents of Cherokee County. We also reserve the right to accept subscriptions on a first-come, first-served basis or on a prorated basis if we receive subscriptions for more than 650,000 shares. We will notify all subscribers within five business days after the expiration date whether their subscriptions have been accepted. If we do not accept all or a portion of a subscription, we will also return the unaccepted portion of the subscription funds, without interest.

ESCROW

     We will promptly deposit all subscription proceeds in an escrow account with our escrow agent, The Bankers Bank, located in Atlanta, Georgia. The escrow agent will invest the subscription proceeds in short-term United States Government securities, or interest bearing accounts offered by the escrow agent, or in other short-term investments as we may agree upon with the escrow agent. The escrow agent has not investigated the desirability or advisability of an investment in Cherokee Banking Company, and has not approved, endorsed, or passed upon the merits of the common stock.

RELEASE FROM ESCROW

     The escrow agent will release the subscription proceeds to us when all of the following events have occurred:

     (1) We have received subscriptions and subscription proceeds for a total of at least 650,000 shares of common stock;

     (2) The Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance have approved Cherokee Banking Company's application to become a bank holding company; and

     (3) The Office of the Comptroller of the Currency has preliminarily approved Cherokee Bank's application to operate as a national bank.

     If the above conditions are met, we may instruct the escrow agent to release to us the amount of subscription proceeds in excess of $6.5 million. We will not deposit in the escrow account any subscription proceeds we receive after the above conditions are met but before this offering ends. Instead, those funds will be available for our immediate use.

     If we do not meet the conditions to release the funds from the escrow account by the expiration date, then the escrow agent will return the subscription agreements and the full amount of all subscription funds, without interest, to subscribers within five business days after the expiration date.

PLAN OF DISTRIBUTION

     Cherokee Banking Company's organizers will offer and sell the common stock to potential investors without compensation.

     We may also find it desirable to utilize the services of brokers and/or dealers to sell the common stock. We have no present arrangements with any brokers or dealers relating to this offering. If we use brokers or dealers, they would help the organizers to sell the common stock to potential investors, and we would pay the brokers or dealers a commission based on the shares sold by them. We believe that the range of possible commissions to be paid to brokers or dealers is $.50 to $.75 per share and that the maximum average commission payable in the offering when all shares subject to this offering are taken into account is $0.23. We do not except that sales of common stock through brokers or dealers will comprise a major part of this offering.

                                USE OF PROCEEDS

     We estimate that the minimum net proceeds of the offering to Cherokee Banking Company will be $6.5 million and the maximum will be $10.0 million. The table illustrates how we intend to use the net proceeds of this offering.

                                                          Minimum               Maximum
                                                          -------               -------
     Repay amounts drawn on line of credit              $   250,000  (1)      $   250,000  (1)
     Working capital                                      6,250,000  (2)        9,250,000  (2)
                                                        -----------           -----------
         Total                                          $ 6,500,000           $10,000,000
                                                        ===========           ===========

_________________________

(1) At December 31, 1998, Cherokee Banking Company had drawn $60,000 under its line of credit and had used these funds to pay organizational and pre-opening expenses.

(2) Cherokee Banking Company will contribute $6.0 million of this amount to Cherokee Bank as capital when Cherokee Bank receives final regulatory approval.

     Cherokee Banking Company's offering expenses will consist primarily of registration fees and legal, accounting, and printing expenses. Cherokee Banking Company will use its working capital initially for liquidity and thereafter for expansion and for general purposes such as payment of operating expenses, the provision of additional capital for Cherokee Bank or the purchase of certificates of deposit from Cherokee Bank, if necessary or deemed desirable by Cherokee Banking Company.

     After Cherokee Bank receives the necessary regulatory approvals, Cherokee Banking Company will purchase all of Cherokee Bank's common stock for a minimum of $6.0 million. Cherokee Bank intends to use these proceeds for the following purposes:

     Purchase of land for Cherokee Bank's
       main office                                                  $  450,000

     Construction of the main office
       building                                                        980,000

     Furniture, fixtures and equipment
       for Cherokee Bank's main office                                 478,600

     Funds to be used for loans to
       customers, for investments and
       for other general purposes                                    4,091,400
                                                                    ----------
                  Total                                             $6,000,000
                                                                    ==========


     We estimate that Cherokee Bank's organizational expenses will be $97,400 and will include consulting fees, expenses for market analysis and feasibility studies, and legal fees and expenses. Assuming Cherokee Bank opens for business on its target date of July 1, 1999, we estimate that its pre-opening expenses will be $180,180 and will include officers' and employees' salaries and benefits, as well as lease payments for the temporary facility expected to be used by Cherokee Bank, marketing expenses, interest expenses, accounting and other pre-opening expenses. Until we apply the net proceeds of this offering to the specific purposes described above, we plan to invest them in short-term, investment-grade securities, federal funds, certificates of deposit or guaranteed obligations of the United States government.

                                 CAPITALIZATION

     The following table shows Cherokee Banking Company's capitalization as of December 31, 1998 and its pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 650,000 shares and a maximum of 1,000,000 shares of common stock in this offering.

     A. Rick Roberts, III purchased 10 shares of common stock upon Cherokee Banking Company's incorporation. Cherokee Banking Company will redeem these shares for $10.00, which is the price Mr. Roberts paid for the 10 shares, upon the issuance of shares in this offering. The number of shares shown as outstanding after giving effect to this offering do not include the shares of common stock issuable upon exercise of the warrants or the options that have been or may be granted by Cherokee Banking Company. For additional information concerning the number and terms of these warrants and options, see "Executive Compensation."

                                                                      Actual               Minimum             Maximum
          Shareholders' Equity                                   December 31, 1998       As Adjusted         As Adjusted
          --------------------                                   -----------------       -----------         -----------
Preferred stock, no par value; 2,000,000
shares authorized; no shares issued or outstanding               $        --             $        --         $        --


Common stock, no par value; 10,000,000 shares
authorized; 10 shares issued ($1.00 each) and
outstanding; 650,000 and 1,000,000 shares,
respectively, issued ($10.00 each) and
outstanding as adjusted                                                   10               6,435,100/(1)/      9,935,100/(1)/

Accumulated deficit                                                  (40,414)/(2)/          (212,680)/(3)/      (212,680)/(3)/
                                                                 -----------             -----------         -----------

Total shareholders' deficit                                      $   (40,404)            $ 6,222,420         $ 9,722,420
                                                                 ===========             ===========         ===========

Book value per share                                             $    (4,040)            $      9.57/(4)/    $      9.72/(4)/
                                                                 ===========             ===========         ===========

____________________

(1) We will charge the expenses of the offering against this account. We estimate that our offering expenses will be $64,900, including legal, accounting, printing and filing fees.

(2) This deficit reflects pre-opening expenses incurred through December 31, 1998, consisting primarily of professional and filing fees.

(3) The "As Adjusted" accumulated deficit results from estimated pre-opening expenses of $212,680 which we expect to incur through July 1, 1999, Cherokee Bank's target opening date. Actual pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

(4) After giving effect to the net proceeds from this offering, there is an immediate dilution in the book value per share of $0.43 if we sell 650,000 shares and $0.28 if we sell 1,000,000 shares, resulting from the pre-opening expenses and the offering expenses.


                                   DIVIDENDS

     Cherokee Banking Company will initially have no source of income other than dividends that Cherokee Bank pays to it. Cherokee Banking Company's ability to pay dividends to its shareholders will therefore depend on Cherokee Bank's ability to pay dividends to Cherokee Banking Company. In the future, Cherokee Banking Company may begin income-producing operations independent from those of Cherokee Bank, which may provide another source of income from which Cherokee Banking Company could pay dividends to you. We can give no assurance, however, as to when, if at all, these operations may begin or whether they will be profitable. Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and the need for Cherokee Banking Company and Cherokee Bank to retain and build capital, it will be the policy of each of their Boards of Directors to reinvest earnings for the period of time necessary to help support the success of their operations. As a result, we do not plan to pay dividends until we recover any losses that we have incurred and until we become profitable. Additionally, our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that the Boards of Directors of Cherokee Banking Company and Cherokee Bank consider relevant.

     Additionally, regulatory authorities may determine, under circumstances relating to the financial condition of Cherokee Bank or Cherokee Banking Company, that the payment of dividends would be an unsafe or unsound practice and to prohibit dividend payment. See "Supervision and Regulation--Payment of Dividends."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND PLAN OF OPERATIONS

     Cherokee Banking Company's financial statements and related notes, which are included in this prospectus, provide additional information relating to the following discussion of its financial condition. See "Index to Financial Statements."

     Cherokee Banking Company was organized on October 9, 1998, to serve as a holding company for a proposed national bank. Since it was organized, the main activities of Cherokee Banking Company have been centered on seeking, interviewing and selecting its directors and officers, applying for a national bank charter, applying for FDIC deposit insurance, applying to become a bank holding company and raising equity capital through this offering.

     Cherokee Banking Company's operations from October 9, 1998 through the close of the offering have been and will continue to be funded through a line of credit from SunTrust Bank, Atlanta. The total amount available on the line of credit is $250,000, of which approximately $60,000 was outstanding at December 31, 1998. This loan bears interest at the prime rate of SunTrust Bank, minus 1.00%, and is due on December 21, 1999. Cherokee Banking Company plans to repay the line of credit after the closing of this offering.

     From October 9, 1998 through December 31, 1998, Cherokee Banking Company's net loss amounted to $40,414. The estimated net loss for the period from October 9, 1998 through July 1, 1999, the anticipated opening date of Cherokee Bank, is $212,680, which is attributable to the following estimated noninterest expenses:

     Salaries and benefits:          $135,367
     Legal and professional fees:      12,600
     Other pre-opening expenses:       64,713
                                     --------
                  Total              $212,680

     On December 11, 1998, Cherokee Banking Company executed a Purchase and Sale Agreement for the purchase of approximately 1.06 acres of land at 1275 Riverstone Parkway, Canton, Georgia, at a purchase price of $450,000. Cherokee Bank will use this property as the site for its main office. Cherokee Banking Company intends to close the purchase and sale on or before May 1, 1999, using either the net proceeds of this offering or borrowings under the line of credit. After Cherokee Banking Company contributes $6.0 million to Cherokee Bank as capital, Cherokee Bank will purchase the property from Cherokee Banking Company for the same price that Cherokee Banking Company paid for it. Management anticipates that Cherokee Bank will operate a temporary banking office on the property while a permanent building is under construction, and expects to begin construction in July 1999 and complete construction in December 1999. Cherokee Bank will fund the construction of the main building, estimated at $980,000, with the proceeds received from the issuance of its stock to Cherokee Banking Company.

LIQUIDITY AND INTEREST RATE SENSITIVITY

     Since Cherokee Banking Company has been in the organizational stage, there are no results to present at this time. Nevertheless, once Cherokee Bank starts operations, net interest income, Cherokee Banking Company's primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, we intend to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly the same amounts at approximately the same time intervals. Imbalance in these repricing opportunities at any point in time constitutes interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to change in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to manage actively rate sensitive assets and liabilities to reduce the impact of interest rate fluctuations on the net interest margin. Management will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize Cherokee Bank's overall interest rate risk.

     Management will regularly evaluate the asset mix of the balance sheet in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the balance sheet's liability mix, management plans to focus on expanding Cherokee Bank's deposit base and other sources of funds.

     As Cherokee Bank continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. Cherokee Bank's Asset and Liability Management Committee will meet on a quarterly basis to develop a strategy for the upcoming period. The committee's strategy will include anticipating future interest rate movements.

     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Management can obtain these funds by converting assets to cash or by attracting new deposits. Cherokee Bank's ability to maintain and increase deposits will serve as its primary source of liquidity.

     Other than the offering, management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in Cherokee Banking Company's liquidity increasing or decreasing in any material way in the foreseeable future.

CAPITAL ADEQUACY

     There are now two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Note that under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The Office of the Comptroller of the Currency has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing tier 1 capital into total assets. In the case of Cherokee Bank and other banks that have not received the highest regulatory rating by their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

    The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the FDIC recently established a rule that adds a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this new rule, the agencies have also proposed a measurement process to measure interest rate risk. Under this proposal, all items on the balance sheet, as well as off-balance sheet items, would be reported according to maturity, repricing dates and cash flow characteristics. The bank would then multiply its reporting position by duration-based risk factors that weight its position according to rate sensitivity. The appropriate supervisory agency would access capital adequacy using this net risk weighted position. The objective of this complex proposal is to determine a bank's sensitivity to various rising and falling interest rate scenarios.

    We believe that the minimum, as well as the maximum, net proceeds of the offering will satisfy our cash requirements for at least the five-year period following the opening of Cherokee Bank. Accordingly, we do not anticipate that it will be necessary to raise additional funds to operate Cherokee Banking Company or Cherokee Bank over the next five years. For additional information about planned expenditures, see "Use of Proceeds." For additional information about our plan of operations, see "Proposed Business of Cherokee Banking Company and Cherokee Bank" and "Management."

                 PROPOSED BUSINESS OF CHEROKEE BANKING COMPANY
                               AND CHEROKEE BANK

BACKGROUND

     CHEROKEE BANKING COMPANY. Cherokee Banking Company was incorporated as a Georgia corporation on October 9, 1998, to serve as a bank holding company for Cherokee Bank. Cherokee Banking Company plans to use $6.0 million of the net proceeds of this offering to capitalize Cherokee Bank. In return, Cherokee Bank will issue all of its common stock to Cherokee Banking Company, and Cherokee Banking Company will be Cherokee Bank's sole shareholder. Cherokee Banking Company will apply to the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance for prior approval to capitalize Cherokee Bank. If these agencies grant the necessary approvals, Cherokee Banking Company will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as currently in effect, and the Georgia Bank Holding Company Act upon its purchase of Cherokee Bank's common stock. See "Supervision and Regulation--General."

     Cherokee Banking Company has been organized to make it easier for Cherokee Bank to serve its future customers. The holding company structure will provide flexibility for expansion of Cherokee Banking Company's banking business through the possible acquisition of other financial institutions and the provision of additional capital and banking-related services that are permissible for bank holding companies and for national banks. A holding company structure will make it easier to raise capital for Cherokee Bank because Cherokee Banking Company will be able to issue securities without the need for prior banking regulatory approval and the proceeds of debt securities issued by Cherokee Banking Company can be invested in Cherokee Bank as primary capital.

    CHEROKEE BANK. The organizers filed applications on behalf of Cherokee Bank with the Office of the Comptroller of the Currency and with the FDIC on December 14, 1998 for authority to organize as a national bank with federally insured deposits. Cherokee Bank will not be authorized to conduct its banking business until it obtains a charter from the Office of the Comptroller of the Currency. The issuance of the charter will depend, among other things, upon Cherokee Bank's receiving at least $6.0 million in capital from Cherokee Banking Company and upon compliance with other standard conditions expected to be imposed by the FDIC and the Office of the Comptroller of the Currency. These conditions are generally designed to familiarize Cherokee Bank with operating requirements of a new bank and to prepare Cherokee Bank to begin business. The Office of the Comptroller of the Currency requires that a new national bank open for business within 18 months after receipt of preliminary approval from the Office of the Comptroller of the Currency. Cherokee Bank's application to the Office of the Comptroller of the Currency to form a national bank is pending. Cherokee Bank's application to the FDIC for deposit insurance also is pending.

MARKET OPPORTUNITIES

     PRIMARY SERVICE AREA. Cherokee Bank's primary service area is Cherokee County which includes the cities of Ball Ground, Canton, Holly Springs, Waleska, and Woodstock. Cherokee County lies northwest of the city of Atlanta and directly north of Cobb County. Current population projections indicate that Cherokee County will reach over 130,650 persons by the year 2000. Interstate 575 opened in 1984 and allows Cherokee County residents direct access to employment opportunities in the northern metropolitan Atlanta area.

    ECONOMIC AND DEMOGRAPHIC FACTORS. The city of Canton is the commercial and retail center of Cherokee Bank's primary service area. According to the 1990 Census, the population of Cherokee County at that time was 90,204 persons. According to information compiled by Information Decision System, the median age of the population is 32.8 and the median family income is $50,989.

     EMPLOYMENT. Cherokee County's economy is strong and growing. Its employment sectors are diversified, representing poultry processing and agriculture, apparel manufacturing, construction, electronics, services industries, and aerospace. Service employment is the largest sector, providing 22% of the jobs and 21% of employment earnings. Retail trade is the next largest contributor, providing 18% of the jobs and 14% of employment earnings. Construction is also important to Cherokee County's economy, providing 15% of the jobs and 18% of employment earnings. Approximately 31% of Cherokee County's workforce is employed within Cherokee County while the balance, 69%, commutes out of Cherokee County. Cherokee County's unemployment rates have traditionally been low compared to unemployment rates in Georgia. The May 1998 unemployment rate was 2.2% as compared to the Georgia unemployment rate of 4.6%.

     Cherokee County's ten largest corporations include Seaboards Farms of Canton, Evenflo, L.A.T. Sportswear, MVE, Y.D.K. America, Piolax, ERB Industries, Siemens Energy & Automation, Underwood Mold, and Universal Alloy. The presence of these corporations has led to the significant growth experienced by the entrepreneurs and/or small businesses in Cherokee County. The strength of the economy in Cherokee County relies on its large, diversified small business community.

     RESIDENTIAL AND COMMERCIAL ACTIVITY. New residential and commercial development is prevalent in all areas of Cherokee County. The majority of this activity is in progress or has been completed in the last 18 months. Highlights of this activity follow:

     . Riverstone Plaza Development -- a 500 acre regional shopping complex. Phase 1 of the project represents 280,000 square feet that will include a Publix, Belk Department Store, J.C. Penney's, Goody's Department Store, Home Depot, new Canton Post Office, 16-screen Carmike Cinema, and numerous restaurants. Phase 2 of the project encompassing 100 acres is being cleared, with about 40 acres under contract to R. T. Jones Hospital. The remainder of the land will be developed for commercial and retail use. The Riverstone Plaza Development is expected to employ about 2,000 people.

     .    A new Super Wal-Mart.

     .    Improvements to Reinhardt College Parkway.

     . The new realignment of Georgia Highway 140, connecting Georgia 140 to Old Georgia 5.

     . Universal Alloy Corporation, a Swiss-owned aircraft parts supplier, has announced plans to build a $10 million 105,000 square foot aluminum extrusion plant on a 17-acre site in the Canton-Cherokee Industrial Park. The plant will initially employ 75 workers but is expected to grow to about 350.

     . Herman Miller, a large office furniture manufacturer, has announced plans to build a 330,000 square foot regional office located on 70 acres near Georgia 5, north of Exit 11 on Interstate 575.

     . Canton Textile Mill No. 2, a 400,000 square foot historic building, has been purchased for $1.5 million. The owner plans to convert it into offices, stores and loft apartments.

     . Downtown revitalization of small businesses sponsored by the Canton Downtown Development Authority.

     . Mayor's plans for River 2000 -- to develop a 5 mile stretch of the Etowah River as a recreational area.

     .    New restaurants:


          Applebee's Neighborhood Grill & Bar         O'Charley's
          Buffalo's Cafe                              Long Horn Steakhouse
          Starbucks                                   Tanner's
          Zaxby's                                     Outback Steakhouse

     .    Residential activity:


   Name                  # Houses  Price Range        Development Status
   ----                  --------  -----------        ------------------

   Bridge Mill              4,000  $150,000-$400,000  Less than 1 Year

   The Preserve                30  $170,000-$220,000  Less than 1 Year

   Governors Walk              14  $150,000-$300,000  Developing

   Cherokee Overlook           60  $ 70,000-$ 90,000  5th Year, still developing

   Whispering Hills            60  $110,000-$130,000  3rd Year

   Camden Woods                30  $120,000-$160,000  2nd Year

   Fieldstone                  35  $120,000-$170,000  Less than 1 Year


     BANK SITE. Cherokee Bank will be located at 1275 Riverstone Parkway, Canton, Georgia, which is part of the new Riverstone Plaza Development on Interstate 575. Riverstone Parkway is also Georgia Business Highway 5, which is one of the major thoroughfares through Cherokee County and Canton. We selected the site because of its convenience to Interstate 575 which will allow us to reach small business customers throughout Cherokee County and consumers traveling to Riverstone Plaza, the newest major retail area in Cherokee County and the primary destination point in the market. We propose to build a 7,000 square foot building at this location and to operate in a temporary facility at this location while the building is under construction.

     COMPETITION. The banking business is highly competitive. Cherokee Bank will compete with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in Cherokee County. Cherokee County is currently served by 12

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

financial institutions with a total of 33 branches. The 12 financial institutions represent 10 commercial banks and 2 savings banks. Of these, the three largest are Regions Bank, Bank of Canton, and Synovus Financial Corp.

     The regional holding companies represented in Cherokee County are: Regions Bank, which is the largest with deposit market share of 31.54%; Synovus Financial Corp., which is the third largest with market share of 12.76%; Wachovia Bank; SunTrust Bank; First Union National Bank; SouthTrust; NationsBank; and Tucker Federal Savings Bank. We do not believe that the regional banks will be significant competitors because their retail products are designed for the masses and their commercial products are oriented toward large companies. In addition, each of the regional banks typically maintains a centralized process for customer relations, which sometimes has resulted in fewer employees and a reduction in the level of personal service. Also, the centralized credit process that many of the larger banks use has not appeared to be responsive to the needs of customers. We believe that many customers move their banking relationships from the large banks because of pricing changes and the level of personal service. We expect that the recent acquisition of two local community banks in Cherokee County will reduce the high quality service which had been available to small businesses and consumers.

     The community banks represented in Cherokee County are Bank of Canton, First National Bank of Cherokee, and Security State Bank. We believe that each of these banks do offer some level of competition. However, we do not believe these banks represent a significant threat to the growth plans for Cherokee Bank because our executive management team has proven successful banking experience in North Georgia. In addition, the future growth prospects of Cherokee County will offer Cherokee Bank and its competitors significant opportunities for new business.

     All of the banks in Cherokee County have grown rapidly over the past five years and indications are that this growth will continue. The large banks are likely to continue doing what they do best, which is to market to the masses and to very large businesses. The community banks are likely to continue to grow rapidly by competing for customers that want a more personal approach to transacting business, as well as by generating new business from the rapidly increasing population.

BUSINESS STRATEGY

     MANAGEMENT PHILOSOPHY. Cherokee Bank's philosophy will be to operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in Cherokee County. Cherokee Bank has adopted this philosophy in order to attract customers and to acquire market share now controlled by other financial institutions operating in the market. We believe that local ownership and control will allow Cherokee Bank to serve customers more efficiently and will aid in Cherokee Bank's growth and success. Additionally, we believe that the expansion and growth of Cherokee Bank's operations will be a significant factor in the success of Cherokee Banking Company. Accordingly, we will implement the following operating and growth strategies.

     OPERATING STRATEGY. In order to achieve the level of prompt, responsive service that we believe will be necessary to attract customers and to develop Cherokee Bank's image as a local bank with an individual focus, we will employ the following operating strategies:

     . QUALITY EMPLOYEES. We will strive to hire highly trained and seasoned staff. We plan to train our staff to answer questions about all of our products and services so that the first employee the customer encounters can resolve any questions the customer may have. We are committed to hiring experienced and qualified staff, although this may result in higher personnel costs than those of similar financial institutions.

     . EXPERIENCED SENIOR MANAGEMENT. Cherokee Bank's senior management possesses extensive experience in the banking industry as well as substantial business and banking contacts in Cherokee County. For example, Cherokee Banking Company's President, Dennis W. Burnette, has over 30 years of banking experience in North Georgia; and Cherokee Bank's Chief Financial Officer, A. Rick Roberts, III, has over 20 years of banking experience in Cherokee County. See "Management."

     . COMMUNITY-ORIENTED BOARD OF DIRECTORS. The Board of Directors consists of long-time residents of the area who represent Cherokee Bank's target markets and will be sensitive and responsive to the needs of the community. Additionally, the Board of Directors represents a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to Cherokee Bank.

     . COMMUNITY INVOLVEMENT. All of the officers and directors of Cherokee Banking Company are active in the Cherokee County community, and their continued active community involvement will provide an opportunity to promote Cherokee Bank and its products and services.

     . HIGHLY VISIBLE SITE. Cherokee Bank's main office is highly visible and located in close proximity to a high concentration of the targeted commercial businesses and residential areas. We believe this will enhance Cherokee Bank's image as a strong competitor.

     . INDIVIDUAL CUSTOMER FOCUS. Cherokee Bank will focus on providing individual service and attention to its target customers, which include individuals and small to medium-sized businesses. As the employees, officers and directors become familiar with Cherokee Bank's customers on an individual basis, Cherokee Bank will be able to respond to credit requests more quickly and be more flexible in approving complex loans based on collateral quality and personal knowledge of the customer.

     . OFFICER AND DIRECTOR CALL PROGRAM. We intend to implement an active officer and director call program to promote Cherokee Bank's philosophy. The purpose of this call program will be to visit prospective customers and to describe Cherokee Bank's products, services and philosophy.

     . MARKETING AND ADVERTISING. We plan to develop Cherokee Bank's image as a community oriented bank with an emphasis on quality service and personal contact. We also plan to use a target marketing approach through local newspapers, radio advertisements during peak driving times, direct mail campaigns, and television spots to promote Cherokee Bank.

     GROWTH STRATEGY. Because we believe that growth and expansion of Cherokee Bank's operations will be a significant factor in the success of Cherokee Banking Company, we plan to implement the following growth strategies:

     . CAPITALIZE ON TREND TOWARD CONSOLIDATION. We plan to capitalize on Cherokee Bank's position as one of a limited number of community banks headquartered in Cherokee County to attract individuals and small- to medium-sized business customers that may be underserved as a result of recent bank consolidations.

     . ATTRACT EMPLOYEES WITH ESTABLISHED CUSTOMER BASES. We will seek to hire employees who have, through their experience in banking, established significant customer bases. By hiring employees with established customer bases, Cherokee Bank will be able to grow much more rapidly than it would if it were to hire inexperienced employees who would require time to develop a customer base.

     . ALLOW SPACE FOR EXPANSION. Cherokee Bank will construct a main office building with sufficient room to allow for the future expansion of Cherokee Bank. The size of the proposed main office for Cherokee Bank will allow for additional loan officers and for the addition of a mortgage lending department.

     . OFFER FEE-GENERATING PRODUCTS AND SERVICES. Cherokee Bank's range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract Cherokee Bank's target customers and increase its market share. Cherokee Bank will strive to offer the small business person, professional, entrepreneur and consumer the best loan services available while charging aggressively for such services and utilizing technology and strategic outsourcing to increase fee revenues.

     . OPEN ADDITIONAL BRANCHES. In the future, Cherokee Bank intends to expand its presence in the Cherokee County market by opening new offices in strategic locations as appropriate. By adding these branches, Cherokee Bank will gain new channels through which it can build its deposit base and solicit new customers.

LENDING SERVICES

     LENDING POLICY. Cherokee Bank is being established to support Canton and surrounding areas of Cherokee County. Consequently, Cherokee Bank will aggressively seek creditworthy borrowers within a limited geographic area. We project that Cherokee Bank's real estate-related loans will comprise approximately 66% of its loan portfolio. We also project that the real estate-loans will be divided approximately evenly among commercial real estate loans, construction and development loans, and residential real estate loans. Cherokee Bank also plans to make commercial loans to small- and medium-size businesses and professional concerns. We project that these loans will comprise approximately 18% of our loan portfolio. Finally, Cherokee Bank plans to make consumer loans to individuals. We project that these loans will comprise approximately 17% of our loan portfolio.

     LOAN APPROVAL AND REVIEW. Cherokee Bank's loan approval policies will provide for various levels of officer lending authority. When the total amount of loans to a single borrower exceeds that individual officer's lending authority, an officer with a higher lending limit or Cherokee Bank's Loan Committee will determine whether to approve the loan request. Initially, however, all loans regardless of amount will go to the Loan Committee. Cherokee Bank will not make a loan to its directors or executive officers unless the Board of Directors approves the loan and the terms of the loan are no more favorable than would be available to any other borrower.

     LENDING LIMITS. Cherokee Bank's lending activities will be subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan and the nature of the borrower, including the borrower's relationship to Cherokee Bank. In general, however, Cherokee Bank will be able to loan any one borrower a maximum amount equal to either: (1) 15% of Cherokee Bank's capital and surplus or (2) 25% of its capital and surplus if the excess over 15% is within federal guidelines, which provide an exception to the 15% limit for certain secured debt. Based on the proposed capitalization of Cherokee Bank and its projected pre-opening expenses, Cherokee Bank's initial lending limit will be approximately $850,000 for loans not fully secured plus an additional $550,000, for a total of approximately $1.4 million, for loans that meet the federal guidelines. Cherokee Bank has not yet established any minimum or maximum loan limits other than the statutory lending limits described above. These limits will increase or decrease as Cherokee Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. Cherokee Bank will need to sell loan participations to other financial institutions to meet the needs of customers requiring loans above these limits.

     CREDIT RISKS. The principal economic risk associated with each category of the loans that Cherokee Bank expects to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the services and retail market segments. Risks associated with real estate loans also include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and, in the case of commercial borrowers, the quality of the borrower's management. In addition, a commercial borrower's ability both to evaluate properly changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to such changes are significant factors in the creditworthiness of a commercial borrower. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     The well established banks in Cherokee County are likely to make proportionately more loans to medium to large-sized businesses than Cherokee Bank. Many of the commercial loans that Cherokee Bank expects to make will likely be made to small- to medium-sized businesses which may be less able to withstand competitive, economic and financial pressures than larger borrowers.

     REAL ESTATE LOANS. Cherokee Bank will make commercial real estate loans, construction and development loans, and residential real estate loans in and around Cherokee County. These loans will include commercial loans where Cherokee Bank takes a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans which are classified as consumer loans.

     COMMERCIAL REAL ESTATE. Commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates will not be fixed for a period exceeding 60 months. Cherokee Bank will generally charge an origination fee. We will attempt to reduce credit risk on our commercial real estate loans by:

     (1)  Emphasizing loans on owner-occupied office and retail buildings;

     (2) Limiting the ratio of the principal amount of the loan to the value of the collateral, as established by an independent appraisal, to no more than 80%; and

     (3) Requiring that the net projected cash flow available for debt service equals 120% of the debt service requirement.

In addition, Cherokee Bank may require personal guarantees from the property owners supported by Cherokee Bank's review of the owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management. Cherokee Bank will try to limit its risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

     CONSTRUCTION AND DEVELOPMENT LOANS. Construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid quarterly. The ratio of the principal amount of the loan to the value of the collateral, as established by independent appraisal, will not exceed 75%. Speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed as the project is completed and only after the project has been inspected by an experienced construction lender or appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

     RESIDENTIAL REAL ESTATE. Cherokee Bank's residential real estate loans will consist of residential first and second mortgage loans and residential construction loans. We will offer fixed and variable rates on our mortgages. The amortization of first mortgages will generally not exceed 15 years and the rates will generally not be fixed for over 60 months. The ratio of the loan principal to the value of collateral, as established by independent appraisal, will generally not exceed 90%. We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and will minimize losses that could result from a downturn in the residential real estate market.

     Cherokee Bank may also originate mortgage loans for sale to institutional investors in the secondary market. Cherokee Bank intends to limit interest rate risk and credit risk on these loans by locking in the interest rate for each loan with the secondary market investor and receiving the investor's underwriting approval before making the loan.

     COMMERCIAL LOANS. Cherokee Bank plans to make commercial loans to small- and medium-size businesses and professional concerns. The terms of these loans will vary by their purpose and by their underlying collateral, if any. Cherokee Bank will typically make equipment loans for a term of seven years or less at fixed or variable rates, with the loan being fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the amount of the loan to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms of one year or less and will usually be secured by accounts receivable, inventory or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower's management, its ability to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services, and its ability to respond effectively to such changes are significant factors in a commercial borrower's creditworthiness.

     CONSUMER LOANS. Cherokee Bank will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit. Consumer loan repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers, we plan to amortize the loan over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, we plan to limit fixed monthly obligations to no more than 38% of the borrower's gross monthly income. The borrower should also be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow to determine the impact of all of these factors on the borrower's ability to make future payments as agreed.

     LENDING OFFICERS. In addition to its President who will be a lender, Cherokee Bank intends to hire a commercial lender and a consumer lender in order to develop its loan portfolios. Each lender will have experience in Cherokee County and will be expected to bring substantial contacts to Cherokee Bank.

INVESTMENTS

     In addition to loans, Cherokee Bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. The Asset and Liability Management Committee will review the investment portfolio on an ongoing basis to ensure that investments are profitable and conform to Cherokee Bank's policy set by the Board of Directors.

ASSET AND LIABILITY MANAGEMENT

     Cherokee Bank intends to establish an Asset and Liability Management Committee to manage its assets and liabilities. This committee will strive to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity, and adequate liquidity. The committee will conduct these management functions within the framework of written loan and investment policies that Cherokee Bank will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

DEPOSIT SERVICES

     Cherokee Bank will seek to establish solid core deposits, including checking accounts, money market accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, Cherokee Bank will employ an aggressive marketing plan in Cherokee County, and will feature a broad product line and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, Cherokee County. Cherokee Bank plans to obtain these deposits primarily through personal solicitation by its officers and directors, direct mail solicitations, radio advertisements during peak driving times, and advertisements published in the local media. It plans to generate deposits by offering a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, money market deposits, certificates of deposit, retirement accounts and other legally permitted deposit or funds transfer services that may be offered to remain competitive in the market.

OTHER BANKING SERVICES

     Cherokee Bank also intends to provide traveler's checks, direct deposit of payroll and social security checks, and automatic transfers for various accounts. Cherokee Bank also plans to become associated with a shared network of automated teller machines that Bank customers will be able to use throughout Georgia and other regions. We plan to offer MasterCard/(R)/ and VISA/(R)/ credit card services through a correspondent bank as an agent for Cherokee Bank. Cherokee Bank does not plan to exercise trust powers during its initial years of operation. In the future, it may offer a full-service trust department, but cannot do so without the prior approval of the Office of the Comptroller of the Currency.

MARKETING AND ADVERTISING

     Cherokee Bank's target customers will be the residents and the small to medium-sized businesses and their employees located in Cherokee County. Several of our directors and officers have developed business contacts with numerous professionals within the medical services industry. We intend to develop a niche in providing banking services to these and other medical providers.

     We plan to use a targeted marketing approach through local newspapers, radio advertisements during peak driving times, direct mail campaigns, and television spots as necessary. Additionally, we plan to sponsor community activities on an active, ongoing basis.

INFORMATION SYSTEMS AND THE YEAR 2000

     THE YEAR 2000 PROBLEM. The year 2000 issue confronting Cherokee Banking Company, Cherokee Bank and its suppliers, customers, customers' suppliers and competitors centers on the inability of computer systems to recognize the year 2000 and other year 2000 sensitive dates such as September 9, 1999, December 31, 1999 and February 29, 2000. Many existing computer programs and systems originally were programmed with six-digit dates that provided only two digits to identify the calendar year in the date field. With the impending new millennium, these programs and computers will recognize "00" as the Year 1900 rather than the year 2000. Like most financial service providers, Cherokee Banking Company and its operations may be affected significantly by the year 2000 issue because it depends on computer-generated financial information. Software, hardware and equipment both within and outside our direct control, and third parties with whom we electronically or operationally interface are likely to be affected. These third parties include customers and third-party vendors providing data processing, information systems management, computer systems maintenance and credit bureau information. If computer systems are not able to identify the year 2000, many computer applications could fail or create incorrect results. Consequently, many calculations that rely on date-related information, such as interest, payment or due dates and other operating functions, could generate significantly misstated results, and we could lose our ability to process transactions, prepare statements or engage in similar normal business activities. In addition, the failure to address adequately the year 2000 issue could adversely affect the viability of our suppliers and creditors and the creditworthiness of our borrowers. If not adequately addressed, the year 2000 issue could ultimately have a significant adverse impact on our products, services, and competitive condition and, in turn, our financial condition and results of operations.

     REGULATORY OVERSIGHT. Financial institution regulators recently have increased their focus on year 2000 compliance issues and have issued guidance concerning the responsibilities of senior management and directors. The Federal Financial Institutions Examination Council has issued several interagency statements on the year 2000. These statements require, among other things, that financial institutions examine the year 2000 implications of relying on vendors and the potential impact of the year 2000 issue on their customers, suppliers and borrowers. These statements also require each federally regulated financial institution to survey its exposure, measure its risk, and prepare a plan to address the year 2000 issue. In addition, the federal banking regulators have issued safety and soundness guidelines to be followed by insured depository institutions to ensure resolution of any year 2000 problems. The federal banking agencies have asserted that year 2000 testing and certification is a key safety and soundness issue in regulatory examinations. Consequently, an institution's failure to address appropriately the year 2000 issue could result in supervisory action, including the reduction of the institution's supervisory ratings, disapproval of mergers or acquisitions, and the imposition of civil money penalties.

     Because Cherokee Banking Company is still pending regulatory approval regarding its status as a bank holding company and Cherokee Bank has not yet started operations, federal banking regulators are focusing on Cherokee Banking Company's and Cherokee Bank's year 2000 readiness as part of the regulatory approval process. Once Cherokee Banking Company and Cherokee Bank have obtained the necessary regulatory approvals, the federal banking regulators will continue to monitor their status on year 2000 issues as described above.

     OUR READINESS. Because Cherokee Banking Company is a start-up entity and Cherokee Bank has not yet started business, Cherokee Banking Company does not have existing systems or equipment requiring year 2000 testing and remediation. Rather, we are purchasing all of our office equipment, hardware and software and obtaining service commitments only from vendors and service providers that can certify that their products and services are year 2000 compliant. For example, we will purchase applications software, microcomputers, teller equipment, and a network file server only from vendors that can provide year 2000 compliance certificates relating to those products. We plan to obtain data processing services, automatic teller machine applications, a voice response system, internet banking services, document imaging solutions and bond accounting systems from third party service providers that can certify that the products and services they provide will be year 2000 compliant. We believe that we will be able to obtain these products and services from vendors and service providers that can supply the necessary certification. If we are unable to do so, however, we will either forego acquiring the product or service until we receive the required certification or, if the product or service is essential to our operations, arrange for independent testing and verification of year 2000 compliance.

     As we acquire our equipment and systems and start operations, we will test their year 2000 readiness on an ongoing basis. Although we do not anticipate that we will encounter difficulties in this area, we will require our vendors and service providers to upgrade or replace any equipment that proves to be non-compliant. If we do not receive the necessary upgrades or equipment, we will obtain new equipment or engage a new service provider with demonstrated year 2000 compliance.

     Although our internal systems, equipment, and operations require significant oversight relating to year 2000 issues, we believe that our customers' year 2000 readiness could also have a significant effect on our operations. For example, if a customer with an outstanding loan from Cherokee Bank is unable to maintain its cash flow as a result of disruption caused by its own or its customers' year 2000 problems, the customer could default in the repayment of the loan, which would lead to increased loan losses for Cherokee Bank. Although we plan to consider this possibility when we establish loan loss reserves for Cherokee Bank, the potential losses could exceed our estimate and ultimately cause a net loss to Cherokee Bank. To address this concern, we will communicate with customers on an ongoing basis regarding their year 2000 readiness and attempt to identify at the earliest opportunity those customers that are likely to encounter year 2000 problems. We plan to work with these customers to ensure, to the greatest extent possible, that their year 2000 compliance issues do not disrupt Cherokee Bank's operations.

     RESOURCES ALLOCATED. To ensure that senior members of management continue to monitor our year 2000 readiness on a consistent basis, Cherokee Banking Company's Board of Directors established a Year 2000 Committee on January 13, 1999. The members of the committee will establish guidelines for the acquisition of new equipment and services that will be year 2000 compliant; communicating with potential borrowers, vendors and service providers regarding year 2000 issues; and monitoring our progress in this area. Members of the committee will also attend conferences and information sharing sessions to gain additional insight into the year 2000 issue and potential strategies for addressing it. The committee's work will continue until the year 2000 and, in the event a year 2000 problem occurs, thereafter until the problem is resolved. The members of the committee are Dennis W. Burnette, Albert Louis Evans, Jr. and A. Rick Roberts, III.

     Because our year 2000 compliance program will principally involve ensuring that we initially acquire systems, equipment and outsourced services that are year 2000 compliant, we do not expect that Cherokee Banking Company or Cherokee Bank will incur material year 2000 compliance costs. Rather, these costs will be included in the initial cost of obtaining the equipment or services that we will need in order to start operations. Consequently, we have not established a separate budget for year 2000 compliance expenses. The year 2000 committee will, however, monitor our needs in this area and will establish a budget for year 2000 expenses if it believes that such costs will prove to be material.

     CONTINGENCY PLANS. We believe that our only mission-critical, or "core," system is our host application processing system, which will be provided and operated by a third party service provider. If this system is unable to process data reliably, we will be forced to obtain the same services from another service provider or, in the alternative, cease operations until the existing system becomes year 2000 compliant. A failure in this system or any other date sensitive system could have a material adverse effect on our results of operations, liquidity and financial condition.

EMPLOYEES

     Cherokee Bank expects to have approximately 14 employees when it opens for business. Cherokee Banking Company does not expect to have any employees who are not also employees of Cherokee Bank.

     Dennis W. Burnette is the President and Chief Executive Officer of Cherokee Banking Company and will be the President and Chief Executive Officer of Cherokee Bank. Mr. Burnette has over 30 years of banking experience, including 20 years as President and Chief Executive Officer of a bank in neighboring Pickens County. While working in Pickens County, Mr. Burnette also established many banking relationships in Cherokee County.

     A. Rick Roberts, III will be the Chief Financial Officer and Chief Operations Officer of Cherokee Bank. Mr. Roberts has over 20 years of banking experience, including extensive experience in the areas of finance and operations.

FACILITIES

     Cherokee Bank will be located at 1275 Riverstone Parkway in Canton, Georgia in Cherokee County. On December 11, 1998 Cherokee Banking Company executed a Purchase and Sale Agreement for the purchase of approximately 1.06 acres of land at the above address, at a purchase price of $450,000. The construction of the permanent facility is planned to begin in July 1999, with a completion date planned for December 1999. The permanent facility will consist of approximately 7,000 square feet and will include three drive-up windows and one automated teller machine. The estimated construction costs of the building total $980,000.

     Cherokee Bank's proposed location offers high visibility in an area with significant traffic, and is located within the main shopping and retail area in Cherokee County. The general area is the central location for medical, professional, government and shopping in Cherokee County and is near the interstate highway that runs north and south through the middle of the county.

     Cherokee Bank initially expects to operate out of a temporary facility that we plan to locate on the site of the permanent facility. The monthly rental fee for the temporary facility will be approximately $4,000.

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

                                  MANAGEMENT


PROPOSED EXECUTIVE OFFICERS AND DIRECTORS OF CHEROKEE BANKING COMPANY AND CHEROKEE BANK

     The following table sets forth the following information for the initial members of the Board of Directors of both Cherokee Banking Company and Cherokee
Bank:

     (1)  Their names, addresses, and ages at December 31, 1998;

     (2) Their respective positions with Cherokee Banking Company and Cherokee Bank;

     (3) The number of shares of common stock they intend to purchase in the offering;

     (4) The percentage that the number of shares they intend to purchase bears to the minimum and maximum number of shares to be sold in the offering; and

     (5) The number of shares subject to warrants, and an option for Mr. Burnette, that they will receive because of their expected purchase of common stock in this offering.


                                                                                MINIMUM/
                                                                                 MAXIMUM
                                                                              PERCENTAGE OF          SHARES
                                     POSITION(S)              NUMBER          OUTSTANDING         SUBJECT TO
NAME AND ADDRESS (AGE):              TO BE HELD               OF SHARES           SHARES            WARRANTS
-----------------------              ----------               ---------           ------            --------
Dennis W. Burnette (52)              President,               10,000             1.5%/1.0%           40,000(1)
7007 Wilderness Parkway/             Chief Executive
656 Big Canoe                        Officer and
Big Canoe, Georgia 30143             Director


William Lee Early (45)               Director                 20,000             3.1%/2.0%           20,000
173 Indian River Trail
Ball Ground, Georgia 30107

Albert Louis Evans, Jr. (52)         Director                 25,000             3.8%/2.5%           25,000
2268 Reinhardt College Parkway
Canton, Georgia  30114

J. Calvin Hill (51)                  Director                 12,000             1.8%/1.2%           12,000
817 Clubhouse Pointe
Woodstock, Georgia  30188

                                                                                MINIMUM/
                                                                                 MAXIMUM
                                                                              PERCENTAGE OF          SHARES
                                     POSITION(S)              NUMBER          OUTSTANDING         SUBJECT TO
NAME AND ADDRESS (AGE):              TO BE HELD               OF SHARES           SHARES            WARRANTS
-----------------------              ----------               ---------           ------            --------
Roger M. Johnson (56)                Director                 10,000             1.5%/1.0%           10,000
1300 Tom Hulsey Drive
Canton, Georgia  30115

J. David Keller (51)                 Director                 10,000             1.5%/1.0%           10,000
1237 Indian Bunting Trail
Big Canoe, Georgia  30143

Wanda P. Roach (50)                  Director                 10,000             1.5%/1.0%           10,000
229 Breeze Hill Court
Canton, Georgia  30114

A. Rick Roberts, III (45)            Chief Financial          15,000             2.3%/1.5%           15,000
3030 Canton Highway                  Officer, Chief
Ball Ground, Georgia  30107          Operations
                                     Officer and
                                     Director


Donald F. Stevens (55)               Chairman of the          25,000             3.1%/2.0%           25,000
9295 E. Cherokee Drive               Board
Canton, Georgia  30115

Edwin I. Swords, III (39)            Director                 15,000             2.3%/1.5%           15,000
891 Ivey Drive
Canton, Georgia  30114

All proposed directors and                                    152,000          23.3%/15.2%          182,000
 executive officers as a group (10
 persons)

___________________

(1) Includes an option to purchase 30,000 shares to be issued to Mr. Burnette.


     Each person listed above has been a director of Cherokee Banking Company since October 9, 1998 and is a proposed director of Cherokee Bank. Directors of Cherokee Banking Company serve staggered terms which means that one-third of the directors will be elected each year at Cherokee Banking Company's annual meeting of shareholders. The initial terms of the Class I directors will expire in 1999, the initial terms of the Class II directors will expire in 2000, and the initial terms of the Class III directors will expire in 2001. Thereafter, each director will serve for a term of three years. Cherokee Banking Company's officers are appointed by the Board of Directors and hold office at the will of the Board. See "Important Provisions of the Articles of Incorporation and Bylaws--Staggered Terms for Board of Directors."

     Each of Cherokee Bank's proposed directors will, upon approval by the Office of the Comptroller of the Currency, serve until Cherokee Bank's first shareholders meeting, which will be held shortly after Cherokee Bank receives its charter. Cherokee Banking Company, as the sole shareholder of Cherokee Bank, will nominate each proposed director to serve as director of Cherokee Bank at that meeting. After the first shareholders meeting, directors of Cherokee Bank will serve for a term of one year and will be elected by Cherokee Banking Company each year at Cherokee Bank's annual meeting of shareholders. Cherokee Bank's officers will be appointed by its Board of Directors and will hold office at the will of its Board.

     Additional information about the directors of Cherokee Banking Company and Cherokee Bank follows.

DENNIS W. BURNETTE. Dennis Burnette resides in Big Canoe, Georgia. Mr. Burnette has a Bachelor of Sciences Degree in Business Administration from West Georgia College and attended the Graduate School of Banking at Louisiana State University. He has been involved in various aspects of banking since 1967 and has 20 years of experience as a bank president. His banking career began as a banking officer of The Citizens and Southern National Bank, Atlanta, Georgia. From 1972 to 1976, Mr. Burnette served as Vice President and Chief Financial Officer of the First National Bank of DeKalb County, Decatur, Georgia. In 1976, Mr. Burnette organized and served as a Director, Chief Executive Officer and President of Pickens County Bank, Jasper, Georgia, until 1996 when the bank was purchased by Regions Financial Corporation, Birmingham, Alabama. Since the sale, he has been an executive search consultant with Sanford Rose Associates in Atlanta. Mr. Burnette's consulting practice has been based exclusively within the banking industry with clients primarily in Georgia and the Carolinas. Mr. Burnette has also served as a past Chairman of the Georgia Bankers Association and as a past Trustee of the Graduate School of Banking at Louisiana State University.

WILLIAM LEE EARLY. Bill Early has lived in Cherokee County for the past 20 years. Dr. Early is a physician, and is also the Founder, President and Managing Partner of Medical Associates of North Georgia. Medical Associates now employs 14 physicians and 100 employees. Dr. Early has a Bachelor of Sciences Degree in biochemistry from the University of Georgia and received his Medical Degree from the Medical College of Georgia.

ALBERT LOUIS EVANS, JR. Al Evans has lived in Cherokee County for over 20 years. He has a Bachelor of Arts Degree from Yale University, a M.Ed. from the University of Florida, and a Ph.D from Georgia State University. Dr. Evans currently serves as Chief Financial Officer of Emergency Medicine Associates, P.C., Canton, Georgia. As a former educator, Dr. Evans has been involved in numerous professional activities, has written educational-related dissertations and publications, and serves on the Education Committee of the Walker School in Marietta, Georgia. In addition, Dr. Evans has been coaching youth soccer in the Cherokee County area for the last eight years.

J. CALVIN HILL. Calvin Hill is President of Gila Distributing - GA, Inc., a distributing business located in Canton, Georgia. Mr. Hill resides in Woodstock and is active in many community activities in Cherokee County. Mr. Hill is the Vice Chairman for Economic Development and a Director of the Cherokee County Chamber of Commerce; the Chairman of United Way of Cherokee County and the Campaign Chairman in 1997; a Director and past Chairman of YMCA, Cherokee; a Director of March of Dimes - Northwest; and the President-Elect of the Rotary Club of Canton. Mr. Hill serves on the Board of Advisors for Reinhardt College; is a Regional Leadership Institute graduate and Leadership Cherokee graduate; and serves on the Atlanta

Regional Commission. He also served on the board of Regions Bank of Cherokee County until 1998. Mr. Hill is a past Mayor of Ball Ground, Georgia, having served two terms.

ROGER M. JOHNSON. Roger Johnson has lived in Cherokee County for over 40 years and resides in Canton, Georgia. He has been an attorney in private practice since 1972 and a partner with the firm of Bray & Johnson in Canton since February 1973. Prior to starting his law practice, he was the owner and manager of the Credit Bureau of Canton from 1967 to 1972. Mr. Johnson has been a member of the Canton Bar Association since 1973 and formerly served as its President. He has also been a member of the State Bar Association of Georgia since 1973. Other community activities include serving as a past member and director of the Cherokee County Recreation Association for 4 years; a former member of the Georgia General Assembly from 1975-76; an active member of the Cherokee County Chamber of Commerce for 15 years or more; and a past member of the Canton Jaycees for 15 years serving as a director of the Jaycees for 5 years. Mr. Johnson attended Reinhardt College and received a Bachelor of Law Degree from John Marshall Law School.

J. DAVID KELLER. David Keller is President and Secretary of L.A.T. Sportswear, Inc. in Canton. Recently, L.A.T. Sportswear successfully completed a public stock offering and is now publicly traded. Mr. Keller serves on the Advisory Board for the Cherokee County Children's Advocacy Council and is a former Board Member of the Cherokee County division of the American Cancer Society. Mr. Keller has a BA in Business Administration from Georgia State University.

WANDA P. ROACH. Wanda Roach has been a real estate agent with Century 21- Max Stancil Realty since 1989. Mrs. Roach currently serves on the Cherokee County Chamber of Commerce; Cherokee County Family Violence Center as a director; City of Canton Downtown Development Authority Board; Canton First United Methodist Church - Building Committee; and Reinhardt College-A-Day Advance Gifts Committee. Her previous experience includes serving as President and Treasurer for the Service League of Cherokee County; serving as President of the Cherokee Association of Realtors; being selected as Cherokee County Realtor of the Year
(l994); serving as Finance & Stewardship Chairman for Canton First United Methodist Church; serving as a member of the Cherokee County Land Use Plan Committee (1997); serving as Co-Chair of the Christmas Tour of Homes for R.T. Jones Memorial Hospital; serving as a director of the Cherokee County Cancer Society; and serving on A-Day Committee for Reinhardt College.

A. RICK ROBERTS, III. Rick Roberts is the proposed Chief Financial Officer and Chief Operations Officer of Cherokee Bank. He is a lifelong resident of Cherokee County and serves as Mayor of Ball Ground. Mr. Roberts served in various positions at Citizens Bank in Ball Ground for 19 years. His career began as a teller in 1977 and progressed with increasing responsibility to Executive Vice President and Chief Financial Officer. Mr. Roberts' responsibilities as Executive Vice President and Chief Financial Officer included finance, control, accounting, and data processing. He also served as Marketing and Human Resources Officer, Controller, Asset Liability Manager, and Audit Coordinator. Mr. Roberts' community activities include Vice Chairman of Cherokee Parks and Recreation Authority, Cherokee County Chamber of Commerce Board of Directors, A Day for Reinhardt College Committee Member, Reinhardt College Board of Advisors, Cherokee County Municipal Planning Commission, Cherokee Municipal Association, and Cherokee Chamber of Commerce Leadership Class. Mr. Roberts was recently appointed to the Executive Council of the District Boy Scouts of America. Mr. Roberts is a graduate of the University of Georgia.

DONALD F. STEVENS. Don Stevens is a 20-year resident of Cherokee County. He retired in 1997 from Delta Air Lines Inc. after serving since 1968 as a pilot and captain. Currently he is President of Terry & Stevens, Inc. and 84 West, Inc. which are companies involved in building residential homes. He is presently a member of the Cherokee County Chamber of Commerce and the Chairman for 1999; the Co-Founder of Cherokee Thanksgiving; a member of the Cherokee County Airport Authority; a member of the Cherokee County Water and Sewer Authority; and member of various committees of the Canton First United Methodist Church. In the past he has served on committees of the Cherokee County Sheriff Department, the Canton Kiwanis Club, and is a graduate of Leadership Cherokee. He served on the Advisory Board of Directors of North Georgia National Bank, Woodstock, Georgia, from 1990 to 1994.

EDWIN I. SWORDS, III. Edwin Swords has been a dentist with Swords, Swords, and Phelps which is a dental practice in Canton, Georgia since 1985. He served on the Advisory Board of Directors of Etowah Bank, Canton, Georgia from 1995 to 1998. Dr. Swords is a past President of the Canton Optimist Club; is a past Board member of Flying Doctor of America; and is also a past member of the Canton Rotary Club. Dr. Swords graduated from the Emory University School of Dentistry.

COMMITTEES OF THE BOARDS OF DIRECTORS

     The Board of Directors of Cherokee Banking Company has established the committees described below. The members of each committee will be the same for Cherokee Bank and Cherokee Banking Company.

     COMPENSATION COMMITTEE. The Compensation Committee establishes compensation levels for officers of Cherokee Banking Company and Cherokee Bank, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The members of the Compensation Committee are William Lee Early, Albert Louis Evans, Jr. and Donald F. Stevens.

     SITE SELECTION COMMITTEE. The Site Selection Committee decided on a location for Cherokee Bank's main office and will review and decide on locations for any future branches. The members of the Site Selection Committee are Wanda
P. Roach and Edwin I. Swords, III, with A. Rick Roberts, III and Dennis W. Burnette as unofficial members.

     The Board of Directors of Cherokee Bank expects to establish the following additional committees: Audit and Compliance Committee, Loan Committee, and Asset and Liability Management Committee.

                            EXECUTIVE COMPENSATION


1998 COMPENSATION

     The following table shows information for 1998 with regard to compensation for services rendered in all capacities to Cherokee Banking Company and Cherokee Bank by its Chief Executive Officer. No executive officer earned more than $100,000 in salary and bonus in 1998.

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION
                             ---------------------------------------

Name and                                 Other      Annual
Principal Position     Year  Salary ($)  Bonus ($)  Compensation ($)
---------------------  ----  ----------  ---------  ----------------
Dennis W. Burnette     1998     -0-          -0-            -0-
President and Chief
Executive Officer

EMPLOYMENT AGREEMENT

     Effective January 1, 1999, we entered into an employment agreement with Dennis W. Burnette that provides that he will serve as President and Chief Executive Officer of Cherokee Banking Company and Cherokee Bank. Under the terms of the employment agreement, Cherokee Bank will pay Mr. Burnette a salary of $90,000 per year until Cherokee Bank opens for business and $120,000 per year thereafter during the term of the agreement. Beginning with the year 2000 and for each calendar year thereafter during the term of the agreement, Cherokee Bank will pay Mr. Burnette a cash bonus based on pre-established performance standards determined by the Board of Directors of Cherokee Bank in its sole discretion. The Board has not yet established these performance standards, nor any guidelines for the standards.

     Cherokee Banking Company will grant Mr. Burnette a nonqualified stock option to purchase 30,000 shares of common stock. The option will become exercisable in annual increments of 6,000 shares each, beginning on January 1, 1999 and will have an exercise price of $10.00 per share. When Cherokee Bank opens for business, Cherokee Bank will provide Mr. Burnette with a $600 per month automobile allowance. Prior to that time, Cherokee Banking Company will reimburse Mr. Burnette for business mileage at the IRS-approved rate.

     The initial term of Mr. Burnette's employment begins on January 1, 1999 and will continue for a period of three years. At the end of the initial term and at the end of each succeeding 12-month term, the agreement will automatically extend for an additional 12-month period unless Cherokee Bank or Mr. Burnette elects not to extend it. If Mr. Burnette dies or Cherokee Bank abandons its organizational efforts, neither Cherokee Banking Company nor Cherokee Bank will have any further obligations under the agreement. Mr. Burnette's employment may be terminated under the following circumstances:

     (1)       By Cherokee Bank for cause, as defined in the agreement;

     (2) By Mr. Burnette if Cherokee Bank breaches any material provision of the agreement or if Cherokee Bank materially lessens Mr. Burnette's powers, responsibilities or duties; or

     (3)       Upon Mr. Burnette's death or disability.

If Cherokee Bank terminates Mr. Burnette's employment without cause or elects not to extend the term of the agreement, or if Mr. Burnette terminates his employment with cause, Cherokee Bank will be required to pay Mr. Burnette's base salary for a period of 12 months. During the term of the agreement and for 12 months following its termination, Mr. Burnette is prohibited from soliciting Cherokee Bank's customers or employees. In addition, during the term of the agreement and for 12 months following its termination, if the agreement is not terminated by Cherokee Bank for cause, and not terminated by Mr. Burnette because of a change in control, as defined in the agreement, Mr. Burnette is prohibited from competing with Cherokee Bank in Cherokee County.

DIRECTOR COMPENSATION

     Cherokee Banking Company and Cherokee Bank will not separately compensate their directors for their service as directors until Cherokee Banking Company has recovered all of its losses. Thereafter, Cherokee Banking Company and Cherokee Bank will adopt compensatory policies for their directors that conform to applicable law.

ORGANIZERS' WARRANTS

     The organizers intend to purchase a total of 152,000 shares of common stock in the offering at a price of $10.00 per share. This represents 23% of the minimum and 15% of the maximum number of shares to be sold in this offering. In addition, in recognition of the efforts made and financial risks undertaken by the organizers in organizing Cherokee Banking Company and Cherokee Bank, Cherokee Banking Company will issue to the organizers warrants to purchase additional shares of common stock. The organizers will be issued warrants at a rate of one warrant for each share of common stock purchased in the offering. As a result, Cherokee Banking Company currently expects to issue 152,000 warrants to the organizers but may issue more warrants if the organizers purchase more shares of common stock in this offering. The warrants will become exercisable in equal annual increments of 33-1/3% each, beginning on the first anniversary of the closing of this offering. Exercisable warrants will remain exercisable for the ten-year period following the closing of this offering or for 90 days after a warrant holder ceases to be a director, whichever is shorter. Each warrant will be exercisable at $10.00 per share.

                          RELATED PARTY TRANSACTIONS

     Cherokee Banking Company and Cherokee Bank will have banking and other business transactions in the ordinary course of business with their directors and officers, including members of the directors' and officers' families or corporations, partnerships or other organizations in which their directors and officers have a controlling interest. If these transactions occur, each transaction:

     (1) Will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to Cherokee Bank;

     (2) Will be on terms no less favorable than could be obtained from an unrelated party; and

     (3) Will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

           DESCRIPTION OF CAPITAL STOCK OF CHEROKEE BANKING COMPANY

COMMON STOCK

     Cherokee Banking Company's Articles of Incorporation authorize it to issue up to 10,000,000 shares of common stock, no par value, of which a minimum of 650,000 and a maximum of 1,000,000 shares will be issued in this offering. Cherokee Banking Company has reserved an additional 30,000 shares of common stock to be issued upon the exercise of the stock option granted to Dennis W. Burnette, and an additional 152,000 shares of common stock to be issued upon the exercise of the warrants to be granted to the organizers. Cherokee Banking Company will reserve additional shares for issuance on exercise of warrants if the organizers become entitled to more warrants because they purchase more shares of common stock in this offering.

      All shares of common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by Cherokee Banking Company's Board of Directors. If Cherokee Banking Company terminates its business operations and sells its assets, all shares of common stock would be entitled to share equally in all of Cherokee Banking Company's assets available for distribution to the shareholders. We do not anticipate that Cherokee Banking Company will pay any cash dividends on the common stock in the near future. Each holder of common stock will be entitled to one vote for each share on all matters submitted to the shareholders. Holders of common stock will not have any right to acquire authorized but unissued capital stock of Cherokee Banking Company whenever it issues new shares of capital stock. No cumulative voting, redemption, sinking fund or conversion rights or provisions apply to the common stock. All shares of the common stock issued in the offering will be fully paid and non-assessable.

PREFERRED STOCK

     Cherokee Banking Company's Articles of Incorporation authorize its Board of Directors to issue 2,000,000 shares of preferred stock, no par value. The Board of Directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and a determination by the Board of Directors. Cherokee Banking Company has not issued any preferred stock and will not issue any preferred stock to the organizers except on the same terms as it may be offered to all other existing shareholders or to new shareholders. Although Cherokee Banking Company has no present plans to issue any preferred stock, the ownership and control of Cherokee Banking Company by the holders of the common stock would be diluted if Cherokee Banking Company were to issue preferred stock that had voting rights.

                          IMPORTANT PROVISIONS OF THE
                     ARTICLES OF INCORPORATION AND BYLAWS

          ANTITAKEOVER PROVISIONS

     GENERAL. Shareholders' rights and related matters are governed by the Georgia Business Corporation Code and Cherokee Banking Company's Articles of Incorporation and Bylaws. All references in this prospectus to Cherokee Banking Company's "Articles of Incorporation" mean its Amended and Restated Articles of Incorporation as filed with the Georgia Secretary of State on January 6, 1999. Cherokee Banking Company's Articles of Incorporation and Bylaws contain antitakeover provisions that would have the effect of impeding an attempt to change or remove Cherokee Banking Company's management or to gain control of Cherokee Banking Company in a transaction not supported by its Board of Directors. These provisions are discussed in more detail below. In general, one purpose of these provisions is to assist Cherokee Banking Company's Board of Directors in playing a role in connection with attempts to acquire control of Cherokee Banking Company. They allow the Board of Directors to further and protect Cherokee Banking Company's interests and those of its shareholders as appropriate under the circumstances, including if the Board of Directors determines that a sale of control is in the best interests of Cherokee Banking Company and its shareholders, by enhancing the Board's ability to maximize the value to be received by the shareholders upon a sale.

     Although Cherokee Banking Company's management believes the antitakeover provisions are beneficial to shareholders of Cherokee Banking Company, they also may tend to discourage some takeover bids. As a result, Cherokee Banking Company's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent premiums over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the antitakeover provisions discourage undesirable proposals, Cherokee Banking Company may be able to avoid those expenditures of time and money.

     The antitakeover provisions also may discourage open market purchases by a potential acquirer. These purchases could increase the market price of the common stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the antitakeover provisions may decrease the market price of the common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Cherokee Banking Company through replacing its Board of Directors and management. Furthermore, the provisions may make it more difficult for shareholders of Cherokee Banking Company to replace the Board of Directors or management, even if a majority of the shareholders believes that replacing them would be in Cherokee Banking Company's best interests. As a result, the antitakeover provisions may tend to keep the incumbent Board of Directors and management in place.

     The Articles of Incorporation of Cherokee Banking Company also contain a provision which eliminates the potential personal liability of directors for monetary damages. In addition, the Bylaws of Cherokee Banking Company contain provisions which provide indemnification for directors of Cherokee Banking Company. The antitakeover provisions and the provisions relating to elimination of liability and indemnification of directors are discussed more fully below.

     PREFERRED STOCK. The existence of preferred stock could impede the takeover of Cherokee Banking Company without the approval of its Board of Directors. Cherokee Banking Company's Board of Directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of Cherokee Banking

Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and could decrease the market price of the common stock.

     STAGGERED TERMS FOR BOARD OF DIRECTORS. Article 7 of the Articles of Incorporation provides that the Board of Directors of Cherokee Banking Company will be divided into three classes and that the directors in each class will serve for staggered terms, which means that one-third of the directors will be elected each year at Cherokee Banking Company's annual meeting of shareholders. The initial term of the Class I directors expires in 2000, the initial term of the Class II directors expires in 2001, and the initial term of the Class III directors expires in 2002. Thereafter, each director will serve for a term of three years. This means that unless the existing directors were to resign, it would take at least two annual meetings of Cherokee Banking Company's shareholders to replace a majority of its directors.

     Under Georgia law, directors are elected annually for a term of one year unless the articles of incorporation provide otherwise.

     CHANGE IN NUMBER OF DIRECTORS. Article 8 of Cherokee Banking Company's Articles of Incorporation provides that any change in the number of directors, as contained in its Bylaws, would have to be made by the affirmative vote of 2/3 of the entire Board of Directors or by the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock.

     Under Georgia law, the number of directors may be increased or decreased by the shareholders or the directors, unless the articles of incorporation provide otherwise or unless the number of directors is otherwise fixed by the articles of incorporation.

     REMOVAL OF DIRECTORS. Article 9 of Cherokee Banking Company's Articles of Incorporation of provides that one or more directors of may be removed for cause during their terms only by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote in an election of directors. Article 9 also provides that directors of Cherokee Banking Company may be removed during their terms without cause only by the affirmative vote of the holders of 2/3 of the issued and outstanding shares of Cherokee Banking Company entitled to vote in an election of directors.

     Under Georgia law, one or more directors of a corporation may be removed with or without cause by the affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise.

     SUPERMAJORITY VOTING ON MERGER TRANSACTIONS. Under Article 13 of Cherokee Banking Company's Articles of Incorporation, with some exceptions, any merger involving Cherokee Banking Company or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of a majority of Cherokee Banking Company's directors and the affirmative vote of the holders of at least 2/3 of its outstanding shares of common stock. However, if Cherokee Banking Company's Board of Directors has approved the particular transaction by the affirmative vote of 2/3 of the entire Board, then the applicable provisions of Georgia law would govern and shareholder approval of the transaction would require the affirmative vote of the holders of only a majority of the outstanding shares of common stock entitled to vote on the transaction.

     EVALUATION OF AN ACQUISITION PROPOSAL. Article 14 of Cherokee Banking Company's Articles of Incorporation provides the factors that the Board of Directors must consider in evaluating whether any acquisition proposal made by another party is in the best interests of Cherokee Banking Company and its shareholders. The term "acquisition proposal" refers to any offer of another party:

     (1) To make a tender offer or exchange offer for the common stock or any other equity security of Cherokee Banking Company;

     (2)       To merge Cherokee Banking Company with another corporation;
          or

     (3) To purchase or otherwise acquire all or substantially all of the properties and assets owned by Cherokee Banking Company.

     Article 14 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including the following:

     (1) The expected social and economic effects of the transaction on the employees, customers, shareholders, and other constituents, such as suppliers of goods and services to Cherokee Banking Company and Cherokee Bank;

     (2) The expected social and economic effects on the communities within which Cherokee Banking Company and Cherokee Bank operate; and

     (3) The payment being offered by the other corporation in relation to the current value of Cherokee Banking Company as determined in a freely negotiated transaction and to the Board of Directors' estimate of Cherokee Banking Company's future value as an independent company at the time of the proposal.

The Board may also consider other relevant factors.

     This Article has been included in Cherokee Banking Company's Articles of Incorporation because Cherokee Bank is charged with providing support to and being involved with the communities it serves. As a result, the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the payment being offered in relation to the market or book value of the common stock at the time of the proposal. Georgia law does not specifically list the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

     While the value of the payment being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the payment being offered in relation to the current value of Cherokee Banking Company determined in a freely negotiated transaction and in relation to the Board's estimate of the future value of Cherokee Banking Company as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The Board believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than the payment that could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only Cherokee Banking Company's current value, but also its future value.

     One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the Board of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror that might attempt to acquire Cherokee Banking Company through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging Cherokee Banking Company in costly litigation.

     Article 14 of the Articles of Incorporation would not make an acquisition proposal regarded by the Board as being in Cherokee Banking Company's best interests more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in Cherokee Banking Company's best interests, and thus to oppose it, on the basis of the various factors that the Board deems relevant. In some cases, opposition by the Board might have the effect of maintaining the incumbent management.

INDEMNIFICATION

     Cherokee Banking Company's Bylaws contain indemnification provisions which provide that directors, officers, employees or agents of Cherokee Banking Company (collectively, the "insiders") will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding.

     When a case or dispute is settled or otherwise not determined on its merits, the indemnification provisions provide that Cherokee Banking Company will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to the best interests of Cherokee Banking Company and, in case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. Cherokee Banking Company's Board of Directors, its shareholders, or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.

     Cherokee Banking Company's Bylaws also provide that the indemnification rights contained in the Bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. Cherokee Banking Company can also provide for greater indemnification than is provided in the Bylaws if it chooses to do so, subject to approval by its shareholders. Cherokee Banking Company may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under "--Limitation of Liability" below.

     The indemnification provisions of the Bylaws specifically provide that Cherokee Banking Company may purchase and maintain insurance on behalf of any director against any liability asserted against and incurred by him or her in his or her capacity as a director, whether or not Cherokee Banking Company would have had the power to indemnify against the liability.

     Cherokee Banking Company is not aware of any pending or threatened action, suit or proceeding involving any of its insiders for which indemnification from Cherokee Banking Company may be sought.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as currently in effect, may be permitted to directors, officers and controlling persons of Cherokee Banking Company as a result of the foregoing provisions, or otherwise, Cherokee Banking Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by Cherokee Banking Company of expenses incurred or paid by a director, officer or controlling person of Cherokee Banking Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, Cherokee Banking Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LIMITATION OF LIABILITY

     Article 11 of Cherokee Banking Company's Articles of Incorporation eliminates, with some exceptions, the potential personal liability of a director for monetary damages to Cherokee Banking Company and to its shareholders for breach of a duty as a director. There is no elimination of liability for the following:

     (1) A breach of duty involving appropriation of a business opportunity of Cherokee Banking Company;

     (2) An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     (3) A transaction from which the director derives an improper material tangible personal benefit; or

  (4) Any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

Article 11 does not eliminate or limit the right of Cherokee Banking Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

     The Georgia Business Corporation Code allows Georgia corporations to include in their articles of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. As a result, to encourage qualified individuals to serve and remain as directors of Cherokee Banking Company, Cherokee Banking Company included Article 11 in its Articles of Incorporation. While Cherokee Banking Company has not experienced any problems in locating directors, it could experience difficulty in the future as its business activities increase and diversify. Cherokee Banking Company also adopted Article 11 to enhance its ability to secure liability insurance for its directors at a reasonable cost. Cherokee Banking Company intends to obtain liability insurance covering actions taken by its directors in their capacities as directors. The Board of Directors believes that Article 11 will enable Cherokee Banking Company to secure such insurance on terms more favorable than if it were not included in the Articles of Incorporation.

AMENDMENTS

     Any amendment of Articles 7, 9, 11, 13 and 14 of Cherokee Banking Company's Articles of Incorporation requires the affirmative vote of the holders of at least 2/3 of the outstanding shares of common stock, unless 2/3 of the entire Board of Directors approves the amendment. If 2/3 of the Board approves the amendment, the applicable provisions of Georgia law would govern, and the approval of only a majority of the outstanding shares of common stock would be required.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, Cherokee Banking Company will have a minimum of 650,000 and a maximum of 1,000,000 shares of common stock outstanding. These shares will be freely tradable without restriction, except that "affiliates" of Cherokee Banking Company must comply with the resale limitations of Rule 144 issued under the Securities Act of 1933, as currently in effect.

     Rule 144 defines an affiliate of a company as a person who directly or indirectly controls, or is controlled by, or is under common control with, the company. Affiliates of a company generally include its directors, officers and principal shareholders.

     Each of Cherokee Banking Company's affiliates who purchases common stock in this offering may sell, within any three-month period, a number of shares of common stock that does not exceed the greater of the following amounts:

     (1)  1% of the outstanding shares of common stock; or

     (2) Cherokee Banking Company's average weekly trading volume during the four calendar weeks preceding the affiliate's proposed sale.

     Sales by affiliates under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Cherokee Banking Company.

     Prior to the offering, there has not been a public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock on the public market could adversely affect prevailing market prices and the ability of Cherokee Banking Company to raise equity capital in the future.

                          SUPERVISION AND REGULATION

     The following discussion sets forth the material elements of the regulatory framework that applies to banks and bank holding companies and provides specific information about Cherokee Banking Company.

GENERAL

     Cherokee Banking Company will be a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as currently in effect. As a result, Cherokee Banking Company and any future non-bank subsidiaries it establishes will be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve's prior approval before: (1) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank's voting shares; (2) it or any of its non-bank subsidiaries may acquire all or substantially all of the assets of any bank; or
(3) it may merge or consolidate with any other bank holding company.

     The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in or tend to create a monopoly, substantially lessen competition or otherwise function as a restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     Cherokee Banking Company and any other bank holding company located in Georgia may acquire a bank located in any other state, and any bank holding company located outside of Georgia may acquire any Georgia-based bank, regardless of state law to the contrary. In either case, deposit-percentage limits, aging requirements, and other restrictions apply. National and state-chartered banks may branch across state lines by acquiring banks in other states. By adopting legislation prior to June 1, 1997, a state could elect either to "opt in" and accelerate the date after which interstate branching would be permissible or "opt out" and prohibit interstate branching altogether. The Georgia Interstate Banking Act provides that interstate acquisitions by or of institutions located in Georgia are permitted in states that also allow national interstate acquisitions. The Georgia Interstate Branching Act permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish new branches throughout Georgia.

     The Bank Holding Company Act generally prohibits Cherokee Banking Company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or keeping direct or indirect control of any company engaged in any activities other than those activities that the Federal Reserve determines that to be closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, the Federal Reserve has determined that factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing data processing services, acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions, and performing insurance underwriting activities are generally permissible activities of bank holding companies. The Bank Holding Company Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve may order a holding company or its subsidiaries to terminate any activity or ownership or control of any subsidiary when it has reasonable cause to believe that the holding company's continued activity, ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiaries.

     Cherokee Bank's deposits will be insured by the FDIC to the maximum extent provided by law. Cherokee Bank will also be subject to numerous state and federal statutes and regulations that will affect its business, activities and operations, and it will be supervised and examined by one or more state or federal bank regulatory agencies.

     The Office of the Comptroller of the Currency will regularly examine the operations of Cherokee Bank and has the authority to approve or disapprove mergers, the establishment of branches, and similar corporate actions. The Office of the Comptroller of the Currency also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

     Cherokee Banking Company is a legal entity separate and distinct from Cherokee Bank. The principal sources of Cherokee Banking Company's cash flow, including cash flow to pay dividends to its shareholders, are dividends that Cherokee Bank pays to its sole shareholder, Cherokee Banking Company. Statutory and regulatory limitations apply to Cherokee Bank's payment of dividends to Cherokee Banking Company as well as to Cherokee Banking Company's payment of dividends to its shareholders.

     If, in the opinion of the Office of the Comptroller of the Currency, Cherokee Bank were engaged in or about to engage in an unsafe or unsound practice, such authority could require, after notice and a hearing, that Cherokee Bank cease and desist from its practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is already undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "--Prompt Corrective Action" below.

     The payment of dividends by Cherokee Banking Company and Cherokee Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

     Cherokee Banking Company and Cherokee Bank will be required to comply with the capital adequacy standards established by the Federal Reserve in the case of Cherokee Banking Company and the Office of the Comptroller of the Currency in the case of Bank. The Federal Reserve has established two basic measures of capital adequacy for bank holding companies -- a risk-based measure and a leverage measure. A bank holding company must satisfy all applicable capital standards to be considered in compliance.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital").

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet specified criteria including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for Cherokee Banking Company, or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company's Tier 1 Capital leverage ratio, after deducting all intangibles, and other indicators of capital strength in evaluating proposals for expansion or new activities.

     Cherokee Bank will be subject to risk-based and leverage capital requirements adopted by the Office of the Comptroller of the Currency, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and other restrictions on its business. As described below, substantial additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

SUPPORT OF SUBSIDIARY INSTITUTIONS

     Under Federal Reserve policy, Cherokee Banking Company is expected to act as a source of financial strength for, and to commit resources to support, Cherokee Bank. This support may be required at times when, without this Federal Reserve policy, Cherokee Banking Company might not be inclined to provide it.
In addition, any capital loans by a bank holding company to its subsidiary bank will be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

PROMPT CORRECTIVE ACTION

     The Federal Deposit Insurance Corporation Improvement Act of 1991 established a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories--well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. The regulators are required to take mandatory supervisory actions, and are authorized to take other discretionary actions, relating to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency.
A bank holding company must generally guarantee that a subsidiary depository institution meets its capital restoration plan, within some limitations. The controlling holding company' obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may treat an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution, if it determines that those actions are necessary.

FDIC INSURANCE ASSESSMENTS

     The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: well capitalized, adequately capitalized, and undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC determines an institution's insurance assessment rate based on the institution's capital category and supervisory category. Under the risk-based assessment system, there are nine combinations of capital groups and supervisory subgroups to which different assessment rates are applied. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup.

     Effective January 1, 1997, the FDIC imposed assessments to help repay the $780 million in annual interest payments on the $8 billion of Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. The FDIC will assess banks at a rate of 1.3 cents per $100 of deposits until December 31, 1999. Thereafter, it will add approximately 2.4 cents per $100 of deposits to each assessment.

     The FDIC may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

PROPOSED LEGISLATION AND REGULATORY ACTION

     New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.


                                 LEGAL MATTERS

     Powell, Goldstein, Frazer and Murphy LLP, Atlanta, Georgia, will pass upon the validity of the shares of common stock offered by this prospectus.


                                    EXPERTS

     Cherokee Banking Company's audited financial statements at December 31, 1998, and for the period from October 9, 1998 (inception) until December 31, 1998, included in this prospectus have been included in reliance on the report of Porter Keadle Moore, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                            REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, Cherokee Banking Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as currently in effect, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will exist for at least one year and will continue for fiscal years thereafter, except that these reporting obligations may be suspended for any subsequent fiscal year if at the beginning of the year the common stock is held of record by less than 300 persons.

     At any time that Cherokee Banking Company is not a reporting company, it will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1-.05 of the Georgia Department of Banking and Finance. Cherokee Banking Company's fiscal year ends on December 31. Additionally, Cherokee Banking Company will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.


                            ADDITIONAL INFORMATION

     Cherokee Banking Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as currently in effect, relating to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information about Cherokee Banking Company and the common stock, we refer you to the Registration Statement and its exhibits. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement are available at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as Cherokee Banking Company, that file electronically with the Securities and Exchange Commission.

     Cherokee Banking Company and the organizers are in the process of filing various applications with the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance, and the Office of the Comptroller of the Currency.
These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from Cherokee Banking Company and information in public files and records maintained by the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance, and the Office of the Comptroller of the Currency, is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that we believe are reasonable, but as to which we can make no assurances. We specifically disaffirm those projections for purposes of this prospectus and caution you against relying on them for purposes of making an investment decision.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.......................  F-2

Balance Sheet - December 31, 1998........................................  F-3

Statement of Operations for the Period from Inception (October 9, 1998)
  to December 31, 1998...................................................  F-4

Statement of Changes in Stockholders' Equity for the Period from
  Inception (October 9, 1998) to December 31, 1998.......................  F-5

Statement of Cash Flows for the Period from Inception (October 9, 1998)
  to December 31, 1998...................................................  F-6

Notes to Financial Statements............................................  F-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Cherokee Banking Company


We have audited the accompanying balance sheet of Cherokee Banking Company (a development stage corporation) as of December 31, 1998, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from October 9, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherokee Banking Company as of December 31, 1998 and the results of its operations and its cash flows from October 9, 1998 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Cherokee Banking Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the organization stage and has not commenced operations. Also, as discussed in note 3, the Company's future operations are dependent on obtaining capital through an initial stock offering and obtaining the necessary final regulatory approvals. These factors and the expense associated with development of a new banking institution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The financial statements do not include any adjustments relating to the recoverability of reported asset amounts or the amount of liabilities that might result from the outcome of this uncertainty.


                                    /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
January 6, 1999

     CHEROKEE BANKING COMPANY
     (A DEVELOPMENT STAGE CORPORATION)

     BALANCE SHEET

     DECEMBER 31, 1998

     Assets
     ------

Cash                                                               $  9,596

Other assets                                                         10,000
                                                                   --------

                                                                   $ 19,596
                                                                   ========

   Liabilities and Stockholder's Deficit
   -------------------------------------

Note payable - line of credit                                      $ 60,000
                                                                   --------

          Current liabilities                                        60,000
                                                                   --------
Stockholder's deficit:
   Preferred stock, no par value, 2,000,000 shares authorized;
      no shares issued or outstanding                                     -
   Common stock, no par value, 10,000,000 shares authorized;
      10 shares issued and outstanding                                   10
   Deficit accumulated during the development stage                 (40,414)
                                                                   --------

          Total stockholder's deficit                               (40,404)
                                                                   --------

                                                                   $ 19,596
                                                                   ========

See accompanying notes to financial statements.

   CHEROKEE BANKING COMPANY
   (A DEVELOPMENT STAGE CORPORATION)

   STATEMENT OF OPERATIONS

   FOR THE PERIOD FROM OCTOBER 9, 1998 (INCEPTION) TO DECEMBER 31, 1998

Expenses:
   Regulatory fees                                $17,400

   Legal and consulting                            21,250

   Other operating                                  1,764
                                                  -------

         Net loss                                 $40,414
                                                  =======

See accompanying notes to financial statements.

   CHEROKEE BANKING COMPANY
   (A DEVELOPMENT STAGE CORPORATION)

   STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

   FOR THE PERIOD FROM OCTOBER 9, 1998 (INCEPTION) TO DECEMBER 31, 1998

                                                  Deficit
                                                 Accumulated
                                                  During the
                              Preferred  Common  Development
                                Stock    Stock     Stage       Total
                              ----------------------------------------
Issuance of common stock
 to organizer                 $   -          10         -           10

Net loss                          -           -   (40,414)     (40,414)
                              -----      ------   -------      -------

Balance, December 31, 1998    $   -          10   ( 40,414)    (40,404)
                              =====      ======   ========     =======

See accompanying notes to financial statements.

   CHEROKEE BANKING COMPANY
   (A DEVELOPMENT STAGE CORPORATION)

   STATEMENT OF CASH FLOWS

   FOR THE PERIOD FROM OCTOBER 9, 1998 (INCEPTION) TO DECEMBER 31, 1998

Cash flows from operating activities:
Net loss                                                    $(40,414)

   Adjustments to reconcile net loss to net cash used in
      operating activities:
        Increase in other assets                             (10,000)
                                                              ------

            Net cash used in operating activities            (50,414)
                                                              ------

Cash flows from financing activities:
   Sale of organization shares of common stock                    10
   Proceeds from note payable                                 60,000
                                                              ------

            Net cash provided by financing activities         60,010
                                                              ------

Net increase in cash                                           9,596

Cash at beginning of period                                    -----

Cash at end of period                                       $  9,596
                                                            ========

See accompanying notes to financial statements.

  CHEROKEE BANKING COMPANY
  (A DEVELOPMENT STAGE CORPORATION)

  NOTES TO FINANCIAL STATEMENTS


(1)  ORGANIZATION
     ------------
     Cherokee Banking Company (the Company) was incorporated for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of Cherokee Bank, N.A. (the Bank) (Proposed), which will operate in the Cherokee County, Georgia area. The organizers of the Bank filed a joint application to charter the Bank with the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation on December 14, 1998. Provided that the application is timely approved and necessary capital is raised, it is expected that operations will commence in the third quarter of 1999.

     Operations through December 31, 1998 relate primarily to expenditures by the organizers for incorporating and organizing the Company. Prior to January 6, 1999, when the Company changed its name, the organizers had been operating under the corporate name of Cherokee Organizing Group, Inc. All expenditures by the organizers are considered expenditures of the Company.

     The Company plans to raise between $6,500,000 and $10,000,000 through an offering of its common stock at $10 per share, of which $6,000,000 will be used to capitalize the Bank. The organizers and directors expect to subscribe for a minimum of approximately $1,520,000 of the Company's stock.

     In connection with the Company's formation and initial offering, warrants will be issued to the organizing stockholders. The warrants allow each holder to purchase one additional share of common stock for each share purchased in connection with the initial offering and are exercisable on each of the three succeeding anniversaries of the date of opening of the Bank at the initial offering price of $10 per share. These warrants expire ten years after the date of grant. The Company has also reserved 30,000 shares for the issuance of options under an employee incentive stock option plan.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     ORGANIZATION COSTS
     Costs incurred for the organization of the Company and the Bank (consisting principally of legal, accounting, consulting and incorporation fees) are being expensed as incurred.

     DEFERRED OFFERING EXPENSES
     Costs incurred in connection with the stock offering, consisting of direct, incremental costs of the offering, are being deferred and will be offset against the proceeds of the stock sale as a charge to additional paid in capital.

     PRE-OPENING EXPENSES
     Costs incurred for overhead and other operating expenses are included in the current period's operating results.

  CHEROKEE BANKING COMPANY
  (A DEVELOPMENT STAGE CORPORATION)

  NOTES TO FINANCIAL STATEMENTS, CONTINUED

     PRO FORMA NET LOSS PER COMMON SHARE
     Pro forma net loss per common share is calculated by dividing net loss by the minimum number (650,000) of common shares, which would be outstanding should the offering be successful, as prescribed in Staff Accounting Bulletin Topic 1:B. The pro forma net loss per share for the period ended December 31, 1998 was $0.06 per share.

(3)  LIQUIDITY AND GOING CONCERN CONSIDERATIONS
     ------------------------------------------
     The Company incurred a net loss of $40,414 for the period from October 9, 1998 (inception) to December 31, 1998. At December 31, 1998, liabilities exceeded assets by $40,404.

     At December 31, 1998, the Company is funded by a line of credit from a bank. Management believes that the current level of expenditures is well within the financial capabilities of the organizers and adequate to meet existing obligations and fund current operations, but obtaining final regulatory approvals and commencing banking operations is dependent on successfully completing the stock offering.

     To provide permanent funding for its operation, the Company is currently offering a minimum of 650,000 and a maximum of 1,000,000 shares of its no par value common stock at $10 per share in an initial public offering. Costs related to the organization and registration of the Company's common stock will be paid from the gross proceeds of the offering. Shares issued which are outstanding at December 31, 1998 will be redeemed concurrently with the consummation of the offering. Should subscriptions for the minimum offering not be obtained, amounts paid by the subscribers with their subscriptions will be returned and the offer withdrawn.

(4)  LINE OF CREDIT
     --------------
     Organization, offering and pre-opening costs incurred prior to the opening for business will be funded under a $250,000 line of credit. The terms of the existing line of credit, which is guaranteed by the organizers, include a maturity of December 21, 1999 and interest, payable quarterly, calculated at one percent below the prime interest rate.

(5)  PREFERRED STOCK
     ---------------
     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

(6)  COMMITMENTS AND RELATED PARTY TRANSACTIONS
     ------------------------------------------
     A contract for the land on which the main office will be constructed has been entered into with a total purchase price of $450,000, of which $10,000 has been paid as earnest money.

     The Company intends to enter into an employment agreement with its President and Chief Executive Officer, providing for an initial term of three years commencing January 1, 1999. The agreement provides for a base salary, an incentive bonus based on the Company's performance, stock options, and other perquisites commensurate with his employment

  CHEROKEE BANKING COMPANY
  (A DEVELOPMENT STAGE CORPORATION)

  NOTES TO FINANCIAL STATEMENTS, CONTINUED

(7)  INCOME TAXES
     ------------
     The following summarizes the sources and expected tax consequences of future taxable deductions which comprise the net deferred taxes at December 31, 1998:

     Deferred tax assets:
          Pre-opening expenses                           $ 15,516
                                                         --------

          Total gross deferred tax assets                  15,516
          Less valuation allowance                        (15,516)
                                                           ------

          Net deferred taxes                             $      -
                                                         ========

     The future tax consequences of the differences between the financial reporting and tax basis of the Company's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income.

                                                                   EXHIBIT A

                         FINAL SUBSCRIPTION AGREEMENT


Cherokee Banking Company
P.O. Box 1314
Canton, GA 30114


Ladies and Gentlemen:


     I hereby subscribe to purchase the number of shares of Cherokee Banking Company's common stock indicated below.

     I have received a copy of Cherokee Banking Company's final prospectus, dated _______________, 1999. I understand that my purchase of Cherokee Banking Company's common stock involves significant risk, as described under "Risk Factors" in the final prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Cherokee Banking Company's offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

     I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check is made payable to "The Bankers Bank - Escrow Account for Cherokee Banking Company."

     When Cherokee Banking Company receives this agreement and my check, this subscription will be final and binding and will be irrevocable until the offering is closed.


Number of Shares
(minimum 100 shares):       _____________


Total Subscription Price
(at $10.00 per share):      $____________


                                    _________________________________________
                                    Please PRINT or TYPE exact name(s) in
                                           -----    ----
                                    which the shares should be registered



                                     (Over)

                                SUBSTITUTE W-9


Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


___________________________   _________________________________________________
Date                          Signature(s)*



___________________________
Area Code and Telephone No.
                              _________________________________________________
                              Please indicate the form of ownership desired for the shares (individual, joint tenants with right of survivorship, tenants in common, trust, corporation, partnership custodian, etc.)


___________________________

Email address, if available


_____________________________
Social Security or Federal Taxpayer
Identification No.

                              _________________________________________________
                              Street Address

                              _________________________________________________
                              City/State/Zip Code


*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.


                  TO BE COMPLETED BY CHEROKEE BANKING COMPANY


Accepted as of ______________________, 1999, as to __________ shares.



CHEROKEE BANKING COMPANY


By:______________________________
     Signature


_________________________________
     Print Name

Prospective investors may rely only on the information contained in this prospectus. No one has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of any delivery of this prospectus or any sale of these securities.


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   7
Cautionary Statement About Forward-Looking Statements......................  14
The Offering...............................................................  15
Use of Proceeds............................................................  18
Capitalization.............................................................  20
Dividends..................................................................  21
Management's Discussion and Analysis of Financial Condition and
  Plan of Operations.......................................................  22
Proposed Business of Cherokee Banking Company and Cherokee Bank............  25
Management.................................................................  39
Executive Compensation.....................................................  45
Related Party Transactions.................................................  47
Description of Capital Stock of Cherokee Banking Company...................  48
Important Provisions of the Articles of Incorporation and Bylaws...........  49
Shares Eligible for Future Sale............................................  55
Supervision and Regulation.................................................  56
Legal Matters..............................................................  60
Experts....................................................................  61
Reports to Shareholders....................................................  61
Additional Information.....................................................  61
Index to Financial Statements.............................................. F-1
Final Subscription Agreement............................................... A-1


Until [May 11], 1999 (40 days after the date of this prospectus), all dealers that buy, sell or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus.


                           CHEROKEE BANKING COMPANY


                        A Proposed Bank Holding Company


                                      For


[LOGO]                          CHEROKEE BANK


                                  (Proposed)


                                   1,000,000


                                  SHARES OF


                                 COMMON STOCK


                                  PROSPECTUS


                              April 1, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's Bylaws provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he met the applicable standard of conduct shall be made (1) by the Board of Directors of the Registrant, (2) in certain circumstances, by independent legal counsel in a written opinion or (3) by the affirmative vote of a majority of the shares entitled to vote.

     In addition, Article 11 of the Registrant's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 25.   Other Expenses of Issuance and Distribution.

     Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant's common stock, no par value, are as follows:

     Securities and Exchange Commission Registration Fee    $ 2,780
     Legal Fees and Expenses                                 25,000
     Accounting Fees and Expenses                             2,500
     Copying and Edgar Expenses                               6,000
     Mail and Distribution                                    4,500
     Miscellaneous                                            4,220
                                                            -------
       Total                                                $45,000
                                                            =======

Item 26.  Recent Sales of Unregistered Securities.

     On December 30, 1998, the Registrant issued to A. R. (Rick) Roberts, III, in a private placement, ten shares of the Registrant's common stock, no par value per share, for a total price of $10.00 in connection with the organization of Cherokee Banking Company. The sale to Mr. Roberts was exempt from registration under the Securities Act pursuant to Section 4(2) of the Act because it was a transaction by an issuer that did not involve a public offering.


Item 27. Exhibits.


Exhibit
Number          Description
------          -----------
3.1*            Amended and Restated Articles of Incorporation, dated January 6,
                1999
3.2*            Bylaws
4.1*            See Exhibits 3.1 and 3.2 for provisions of the Articles of
                Incorporation and Bylaws defining rights of holders of the common stock
5.1*            Legal Opinion of Powell, Goldstein, Frazer & Murphy LLP
10.1*           Purchase and Sale Agreement (main office property), dated
                December 11, 1998
10.3*           Employment Agreement, dated as of January 1, 1999, among
                Cherokee Bank, N.A. (Proposed), Cherokee Banking Company, and
                Dennis W. Burnette
10.5*           Form of Cherokee Banking Company Organizers' Warrant Agreement
10.6            Escrow Agreement, dated as of April 1, 1999, among Cherokee
                Banking Company and The Bankers Bank
21.1*           List of Subsidiaries
23.1*           Consent of Porter Keadle Moore, LLP, dated February 1, 1999
23.2*           Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in
                Exhibit 5.1)
23.3            Consent of Porter Keadle Moore, LLP, dated March 18, 1999
24.1*           Power of Attorney (refer to page II-5 of the Registration
                Statement)
27.1*           Financial Data Schedule (for SEC use only)
99.1*           Final Subscription Letter
99.2*           Final Subscription Agreement

*Previously filed on February 1, 1999, with the Registration Statement.

Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:

     (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution.


     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.


     The Registrant hereby undertakes as follows:

     (b)(1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the city of Canton, State of Georgia, on March 18, 1999.

                                  CHEROKEE BANKING COMPANY


                                  By:  /s/ Dennis W. Burnette
                                       ----------------------
                                       Dennis W. Burnette
                                       President and Chief Executive Officer





     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                       TITLE                            DATE
---------                       -----                            ----


/s/ Dennis W. Burnette          President, Chief Executive
----------------------
March 18, 1999
Dennis W. Burnette              Officer and Director
                                (principal executive officer)


/s/ William L. Early            Director
--------------------
March 18, 1999
William L. Early

SIGNATURE                       TITLE                   DATE
---------                       -----                   ----


/s/ Albert L. Evans, Jr.        Director
------------------------
March 18, 1999
Albert L. Evans, Jr.


/s/ J. Calvin Hill              Director
------------------
March 18, 1999
J. Calvin Hill


/s/ Roger M. Johnson            Director
--------------------
March 18, 1999
Roger M. Johnson


/s/ J. David Keller             Director
-------------------
March 18, 1999
J. David Keller


/s/ Wanda P. Roach              Director
------------------
March 18, 1999
Wanda P. Roach


/s/ A. Rick Roberts, III        Chief Financial Officer,
------------------------
March 18, 1999
A. Rick Roberts, III            Chief Operations Officer
                                and Director (principal
                                financial and accounting officer)


/s/ Donald F. Stevens           Director
---------------------
March 18, 1999
Donald F. Stevens


/s/ Edwin I. Swords, III        Director
------------------------
March 18, 1999
Edwin I. Swords, III

By:  /s/ Dennis W. Burnette
   ------------------------
     Dennis W. Burnette
     Attorney-in-fact

                                       2